                          AGREEMENT AND PLAN OF MERGER

                           dated as of April 21, 1997

                                  by and among

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY,

                          AIMCO/NHP ACQUISITION CORP.

                                      and

                                NHP INCORPORATED

                               TABLE OF CONTENTS

                                                                                                 PAGE
                                                                                                 ----
                                              ARTICLE I
                                             DEFINITIONS
SECTION 1.1  Definitions............................................................................1

                                             ARTICLE II
                                             THE MERGER

SECTION 2.1  The Merger..........................................................................  10
SECTION 2.2  Effective Time of the Merger........................................................  11
SECTION 2.3  Closing.............................................................................  11
SECTION 2.4  Effects of the Merger...............................................................  11
SECTION 2.5  Certificate of Incorporation and By-Laws............................................  11
SECTION 2.6  Directors...........................................................................  11
SECTION 2.7  Officers............................................................................  12

                                             ARTICLE III
                                        CONVERSION OF SHARES

SECTION 3.1  Conversion of Capital Stock of
                      Merger Sub.................................................................  12
SECTION 3.2  Conversion of Capital Stock of NHP..................................................  12
SECTION 3.3  NHP Common Stock Elections; Exchange of Certificates................................. 14
SECTION 3.4  AIMCO Ownership Limit.................................................................16
SECTION 3.5  Dividends, Fractional Shares, Etc.....................................................16
SECTION 3.6  NHP Stock Options.....................................................................19

                                             ARTICLE IV
                                REPRESENTATIONS AND WARRANTIES OF NHP

SECTION 4.1  Organization and Qualifications; Subsidiaries........................................ 21
SECTION 4.2  Certificate of Incorporation and Bylaws.  ........................................... 22
SECTION 4.3  Capitalization....................................................................... 22
SECTION 4.4  Authority Relative to This Agreement................................................. 23
SECTION 4.5  No Conflict; Required Filings and Consents;
                      Certain Contracts........................................................... 23
SECTION 4.6  Compliance........................................................................... 24
SECTION 4.7  SEC Reports and Financial Statements................................................. 24
SECTION 4.8  Absence of Certain Changes or Events................................................. 25


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
SECTION 4.9  Litigation........................................................................... 26
SECTION 4.10  Registration Statements and Proxy
                      Statement/Prospectus........................................................ 26
SECTION 4.11  Employee Benefit Plans.............................................................. 27
SECTION 4.12  Brokers............................................................................. 28
SECTION 4.13  Taxes............................................................................... 28
SECTION 4.14  Opinion of Financial Advisor........................................................ 29
SECTION 4.15  Reliance............................................................................ 29
SECTION 4.16  Management Arrangements..............................................................29
SECTION 4.17  Disclosure ..........................................................................30

                                              ARTICLE V
                               REPRESENTATIONS AND WARRANTIES OF AIMCO
                                           AND MERGER SUB

SECTION 5.1  Organization and Qualifications; Subsidiaries........................................ 30
SECTION 5.2  Charter and Bylaws................................................................... 30
SECTION 5.3  Capitalization....................................................................... 31
SECTION 5.4  Authority Relative to This Agreement................................................. 31
SECTION 5.5  No Conflict; Required Filings and Consents........................................... 32
SECTION 5.6  Compliance........................................................................... 33
SECTION 5.7  SEC Reports and Financial Statements................................................. 33
SECTION 5.8  Absence of Certain Changes or Events................................................. 34
SECTION 5.9  Litigation........................................................................... 34
SECTION 5.10  Registration Statements and Proxy Statement/
                      Prospectus.................................................................. 34
SECTION 5.11  Employee Benefit Plans...............................................................35
SECTION 5.12  Brokers............................................................................. 36
SECTION 5.13  Taxes............................................................................... 36
SECTION 5.14  REIT Status......................................................................... 37
SECTION 5.15  Reliance ............................................................................37
SECTION 5.16  Stock Purchase Agreement ............................................................38
SECTION 5.17  Financial Capability ................................................................38
SECTION 5.18  Qualified Purchaser .................................................................38
SECTION 5.19  Disclosure...........................................................................38

                                             ARTICLE VI
                                              COVENANTS

SECTION 6.1  Notification of Certain Matters...................................................... 38
SECTION 6.2  Further Action, Reasonable Efforts;
                      Consents and Approvals...................................................... 39

SECTION 6.3  Conduct of Business of NHP Pending
                      the Closing................................................................. 39
SECTION 6.4  Conduct of Business of AIMCO Pending
                      the Closing................................................................. 41
SECTION 6.5  Access to Information................................................................ 41
SECTION 6.6  No Solicitation...................................................................... 41
SECTION 6.7  Stockholder Meetings................................................................. 43
SECTION 6.8  Registration Statements and Joint Proxy Statement/
                      Prospectus.................................................................. 43
SECTION 6.9  Letters of Accountants............................................................... 45
SECTION 6.10  Accelerations....................................................................... 45
SECTION 6.11  Public Announcements................................................................ 45
SECTION 6.12  Blue Sky............................................................................ 46
SECTION 6.13  NYSE Listing........................................................................ 46
SECTION 6.14  Affiliates.......................................................................... 46
SECTION 6.15  Indemnification with Respect to the Registration/
                      Statement................................................................... 46
SECTION 6.16  Spin-Off............................................................................ 48
SECTION 6.17  Consent to Certain Transactions......................................................48
SECTION 6.18  Directors' and Officers' Indemnification and
                      Insurance ...................................................................49
SECTION 6.19  NHP Employees .......................................................................50
SECTION 6.20  Directors............................................................................50
SECTION 6.21  Financing ...........................................................................51
SECTION 6.22  Separation Agreement ................................................................52

                                             ARTICLE VII
                                      CONDITIONS TO THE MERGER

SECTION 7.1  Conditions to Each Party's Obligation to
                      Effect the Merger........................................................... 51
SECTION 7.2  Conditions to Obligations of NHP to
                      Effect the Merger........................................................... 52
SECTION 7.3  Conditions to Obligations of AIMCO and Merger
                      Sub to Effect the Merger.................................................... 53

                                            ARTICLE VIII
                             TERMINATION, WAIVER, AMENDMENT AND CLOSING

SECTION 8.1  Termination.......................................................................... 54
SECTION 8.2  Effect of Termination................................................................ 56
SECTION 8.3  Amendment or Supplement.............................................................. 56

SECTION 8.4  Extension of Time, Waiver, Etc....................................................... 57
SECTION 8.5  Termination Fee.......................................................................57

                                             ARTICLE IX
                                            MISCELLANEOUS

SECTION 9.1  Governing Law........................................................................ 58
SECTION 9.2  Entire Agreement..................................................................... 58
SECTION 9.3  Modification; Waiver................................................................. 58
SECTION 9.4  Notices.............................................................................. 58
SECTION 9.5  Expenses............................................................................. 60
SECTION 9.6  Assignment........................................................................... 60
SECTION 9.7  Survival............................................................................. 60
SECTION 9.8  Severability......................................................................... 60
SECTION 9.9  Successors and Assigns; Third Parties................................................ 61
SECTION 9.10  Counterparts........................................................................ 61
SECTION 9.11  Interpretation; References.......................................................... 61
SECTION 9.12  Jurisdiction ....................................................................... 61
SECTION 9.13  Exhibits and Schedules.............................................................. 62
SECTION 9.14  Attorneys' Fees..................................................................... 62
SECTION 9.15  Waiver of Jury Trial................................................................ 62
SECTION 9.16  Further Assurances.................................................................. 62
SECTION 9.17  Negotiation of Agreement............................................................ 62

                             DISCLOSURE SCHEDULE

Schedule 4.5 --  Conflicts
Schedule 4.6 --  Compliance
Schedule 4.8 --  Absence of Certain Changes or Events
Schedule 4.9 --  Litigation
Schedule 4.16 -- Management Arrangements
Schedule 6.3 --  Conduct of Business of NHP Pending the Closing
Schedule 6.18 -- Current Directors and Officers Liability Insurance Policies


                                   EXHIBITS

Exhibit A --   Rule 145 Affiliate Agreement
Exhibit B --   Registration Rights Agreement
Exhibit C-1 -- Form of Legal Opinion of Skadden, Arps, Slate, Meagher & Flom
               LLP, Counsel to AIMCO and Merger Sub
Exhibit C-2 -- Form of Legal Opinion of Piper & Marbury L.L.P., Maryland
               Counsel to AIMCO
Exhibit D-1 -- Form of Legal Opinion of Wilmer, Cutler & Pickering, Counsel
               to NHP
Exhibit D-2 -- Form of Legal Opinion of Arent Fox Kintner Plotkin & Kahn,
               Special Counsel to NHP

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER, dated as of April 21, 1997 (the "Agreement"), by and among APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation ("AIMCO"), AIMCO/NHP ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of AIMCO ("Merger Sub"), and NHP INCORPORATED, a Delaware corporation ("NHP").

                  WHEREAS, the Boards of Directors of AIMCO, Merger Sub and NHP have determined that the merger of Merger Sub with and into NHP on the terms set forth herein (the "Merger"), with NHP surviving as a wholly owned sub-sidiary of AIMCO, is advisable and in the best interests of their respective corporations and stockholders and have approved this Agreement.

                  NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                  SECTION 1.1 Definitions. The capitalized terms used in this Agreement and not otherwise defined shall have the following meanings (unless the context otherwise requires, such capitalized terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined):

                  "AIMCO Common Stock" shall mean Class A Common Stock, par value $.01 per share, of AIMCO.

                  "AIMCO Confidentiality Agreement" shall mean the letter agreement, dated January 15, 1997, from AIMCO to NHP.

                  "AIMCO Meeting" shall have the meaning set forth in Section
6.7.

                  "AIMCO Option Plans" shall have the meaning set forth in
Section 5.3.

                  "AIMCO Registration Statement" shall have the meaning set forth in Section 6.8.

                  "AIMCO SEC Reports" shall have the meaning set forth in
Section 5.7.

                  "AIMCO Stock Issuance" shall have the meaning set forth in
Section 5.4.

                  "AIMCO Stockholder Approval" shall have the meaning set forth in Section 5.4.

                  "Acquisition Proposal" shall have the meaning set forth in
Section 6.6.

                  "Benefit Plan" shall mean, with respect to any Person, any plan, program, arrangement, practice or contract which provides benefits or compensation to or on behalf of employees, former employees, consultants, officers or directors of such Person or any of such Person's subsidiaries, including, without limitation, any employee pension benefit plan (whether or not insured), as defined in Section 3(2) of ERISA, any employee welfare benefit plan (whether or not insured), as defined in Section 3(1) of ERISA, any stock bonus, stock ownership, stock option, stock purchase, stock appreciation right, phantom stock, or other stock plan (whether qualified or non-qualified), and any pension, welfare, termination, employment, severance, retirement, bonus, deferred compensation, incentive compensation, insurance (whether life, accident and health, or other and whether key man, group, workers compensation, or other), profit sharing, disability, thrift, day care, legal services, leave of absence, layoff, or supplemental or excess benefit plan, and any other benefit contract, arrangement, or procedure having the effect of a plan, whether formal, informal, written or oral, that is (or was at any time) sponsored maintained or contributed to by such Person or by any trade or business (whether or not incorporated) which, together with such Person, would be deemed a "single employer" within the meaning of Section 4001 of ERISA, within the last six years.

                  "Blue Sky Laws" shall have the meaning set forth in Section
4.5.



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
                  "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are not required to be open.

                  "Capricorn" shall mean Capricorn Investors, L.P., a Delaware limited partnership.

                  "Certificate of Merger" shall have the meaning set forth in
Section 2.2.

                  "Certificates" shall have the meaning set forth in Section
3.2.

                  "Claim" shall have the meaning set forth in Section 6.18.

                  "Class B Common Stock" shall have the meaning set forth in
Section 5.3.

                  "Closing" shall have the meaning set forth in Section 2.3.

                  "Closing Date" shall have the meaning set forth in Section
2.3.

                  "COBRA" shall have the meaning set forth in Section 4.11.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Consents" shall have the meaning set forth in Section 6.2.

                  "Contract" shall mean, with respect to any Person, any note, bond, indenture, lease, license, permit, franchise, deed of trust, mortgage, loan agreement or other document, instrument, obligation or agreement, oral or written, to which such Person or any of its subsidiaries is a party or by which any of them or their assets or properties is bound or affected.

                  "Demeter" shall mean Demeter Holdings Corporation, a Massachusetts corporation.

                  "DGCL" means the General Corporation Law of the State of Delaware.

                  "Dissenting Shares" shall have the meaning set forth in
Section 3.2.


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

                  "DLJ" shall have the meaning set forth in Section 4.12.

                  "Effective Time" shall have the meaning set forth in Section 2.2.

                  "Election Deadline" shall have the meaning set forth in
Section 3.3.

                  "Election Form" shall have the meaning set forth in Section
3.3.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended (including without limitation any successor act), and the rules and regulations promulgated thereunder.

                  "Excess Shares" shall have the meaning set forth in Section
3.4.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Exchange Agent" shall have the meaning set forth in Section 3.3.

                  "Exchange Ratio" shall have the meaning set forth in Section 3.2.

                  "Fairness Opinion" shall have the meaning set forth in
Section 4.14.

                  "GAAP" shall mean generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

                  "Governmental Authority" shall mean any government or any agency, bureau, board, commission, court, judicial or quasijudicial body, department, authority, official, political subdivision, tribunal or other instrumentality of any government, whether Federal, state or local, domestic or foreign.

                  "IRS" shall mean the United States Internal Revenue Service or any successor agency.

                  "Indemnified Officers/Directors" shall have the meaning set forth in Section 6.18.

                  "Indemnified Party" shall have the meaning set forth in
Section 6.15.

                  "Indemnifying Party" shall have the meaning set forth in
Section 6.15.

                  "Independent Committee" shall mean NHP's committee of independent directors, comprised of Messrs. Bodman, Creighton and Cutler, established by resolutions adopted by the NHP Board of Directors as of February 24, 1997.

                  "Law" shall mean any law, statute, rule, regulation, ordinance, decree or order of any Governmental Authority.

                  "Letter Agreement" shall mean that certain letter agreement, dated February 13, 1997, among AIMCO, Demeter, Phemus and Capricorn.

                  "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, sublease, lien, adverse claim, levy, charge, option, right of others or restriction (whether on voting, sale, transfer, disposition or otherwise) or other encumbrance of any kind, whether imposed by agreement, understanding, law or equity, or any conditional sale contract, title retention contract or other contract to give or to refrain from giving any of the foregoing.

                  "Losses" shall have the meaning set forth in Section 6.18.

                  "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on (i) the validity or enforceability of this Agreement, (ii) the ability of such Person to perform its obligations under this Agreement or (iii) the business, assets, condition or results of operations of such Person and its subsidiaries, taken as a whole.

                  "Material Subsidiary" shall mean, with respect to any Person, a subsidiary of such Person that (i) constitutes a "significant subsidiary" of such Person, within the meaning of Rule 1-02 of Regulation S-X of the SEC, (ii) has a direct or indirect ownership interest in any other subsidiary of such Person that is a Material Subsidiary of such Person, or (iii) is otherwise material to the business or operations of such Person and its subsidiaries, taken as a whole.

                  "Maturity Time" shall have the meaning set forth in the Rights Agreement.

                  "Maximum Premium" shall have the meaning set forth in Section 6.18.

                  "Merger Consideration" shall mean the Stock Consideration or the Mixed Consideration.

                  "Merger Filing" shall have the meaning set forth in Section
2.2.

                  "Mixed Consideration" shall have the meaning set forth in
Section 3.2.

                  "Mixed Election" shall have the meaning set forth in Section 3.2.

                  "Mortgage Subsidiary" shall mean NHP Financial Services, Ltd., a Delaware corporation.

                  "Mortgage Sub Stock" shall mean common stock, par value $.01 per share, of the Mortgage Subsidiary.

                  "MS Registration Statement" shall have the meaning set forth in Section 6.8.

                  "NHP Common Stock" shall mean the common stock, par value, $.01 per share, of NHP.

                  "NHP Confidentiality Agreement" shall mean the letter agreement, dated January 15, 1997, from NHP to AIMCO.

                  "NHP Meeting" shall have the meaning set forth in Section
6.7.

                  "NHP Option Plans" shall have the meaning set forth in
Section 4.3.

                  "NHP SEC Reports" shall have the meaning set forth in Section 4.7.

                  "NHP Stock Options" shall have the meaning set forth in
Section 4.3.

                  "NHP Stockholder Approval" shall have the meaning set forth in Section 6.7.

                  "NHP's Free Cash Flow" shall mean, for any period, the amount of NHP's earnings before interest, taxes, depreciation and amortization for such period, less (i) the amount of cash payments made or obligated to be made in respect of taxes and interest during such period, and (ii) $500,000 for each month (or ratable portion thereof) included in such period.

                  "NHP's Transaction Costs" shall mean, for any period, all of NHP's termination, severance and transaction costs arising during such period in respect of the Spin-Off and the Merger.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Notices" shall have the meaning set forth in Section 9.4.

                  "Option" shall mean, with respect to any Person, any option, warrant, call, right, subscription, convertible or exchangeable security or other right, agreement, arrangement or commitment of any kind or character to which such Person or any of its subsidiaries is a party relating to the issued or unissued capital stock of such Person or any of its subsidiaries, or obligating such Person or any of its subsidiaries to issue, transfer, grant or sell any shares of capital stock of, or other equity interest in, or securities convertible into or exchangeable for any capital stock or other equity interest in, such Person or any of its subsidiaries.

                  "Organizational Documents" shall mean (i) with respect to a corporation, its certificate or articles of incorporation and bylaws, (ii) with respect to any limited liability company, its certificate of formation, articles of organization, regulations, operating agreement and limited liability company agreement, as applicable, (iii) with respect to any limited partnership, its certificate of limited partnership and limited partnership agreement, (iv) with respect to any general partnership, its partnership agreement, and (v) all other similar organizational documents.

                  "Outside Date" shall have the meaning set forth in Section
7.1.

                  "Person" shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality or other entity, enterprise, authority or business organization.

                  "Phemus" shall mean Phemus Corporation, a Massachusetts corporation.

                  "Preferred Stock" shall have the meaning set forth in Section 5.3.

                  "Proxy Statement/Prospectus" shall have the meaning set forth in Section 6.8.

                  "Registration Rights Agreement" shall have the meaning set forth in Section 6.14.

                  "Real Estate Acquisition Agreement" shall mean the Real Estate Acquisition Agreement to be entered into by and among AIMCO, AIMCO Properties, L.P., Demeter, Phemus, Capricorn and/or certain related entities on terms substantially in accordance with the Letter Agreement, provided that AIMCO and its affiliates may acquire, directly or indirectly, all of the real property interests identified in the Letter Agreement for consideration substantially equivalent to the values attributed to such interests in the Letter Agreement.

                  "REIT Status" shall mean, with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code, and (c) the qualification and taxation of such Person as a real estate investment trust under analogous provisions of state and local law in each state and jurisdiction in which such Person owns property, operates or conducts business.

                  "Representatives" means, with respect to any Person, the officers, directors, employees, auditors and other agents and representatives of such Person.

                  "Right" shall have the meaning set forth in the Rights Agreement.

                  "Right of First Refusal Agreement" shall mean the Right of First Refusal Agreement, dated as of August 18, 1995, by and among NHP, NHP Partners, Inc., The National Housing Partnership, Demeter Holdings Corporation, NHP Partners Limited Partnership, NHP Partners Two Limited Partnership, NHP Partners LLC, NHP Partners Two LLC, Capricorn Investors, L.P., and J. Roderick Heller, III.

                  "Rights Agreement" shall mean the Rights Agreement, dated as of April 21, 1997, by and between NHP, the Mortgage Subsidiary and The First National Bank of Boston, as Rights Agent.

                  "Rights Consideration" shall have the meaning set forth in
Section 3.2.

                  "Rule 145 Affiliate Agreement" shall have the meaning set forth in Section 6.14.

                  "Rule 145 Affiliates" shall have the meaning set forth in
Section 6.14.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Senior Preferred Stock" shall have the meaning set forth in
Section 5.3.

                  "Spin-Off" shall mean the distribution of Rights and Mortgage Sub Stock pursuant to the Rights Agreement.

                  "Stock and Asset Transfer Restrictions Agreement" shall mean the Stock and Asset Transfer Restrictions Agreement, dated as of December 10, 1993, by and among Oxford Holding Corporation, Oxford Management Company, Inc., Oxford Retirement Services, Inc., Oxford Realty Services Corp., Oxford Develop-ment Corporation, NHP-HG, Inc., NHP, Inc., NHP Property Management, Inc., Oxford Asset Management Corporation and Leo E. Zickler.

                  "Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of April 16, 1997, by and among AIMCO, Demeter, and Capricorn.

                  "subsidiary" shall mean, with respect to any Person, (i) any corporation with respect to which such Person, directly or indirectly through one or more subsidiaries, (a) owns more than 50% of the outstanding shares of capital stock having generally the right to vote in the election of directors or (b) has the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors of such corporation, (ii) any partnership with respect to which (a) such Person or a subsidiary of such Person is a general partner, (b) such Person and its subsidiaries together own more than 50% of the interests therein, or (c) such Person and its subsidiaries have the right to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof, (iii) any limited liability company with respect to which (a) such Person or a subsidiary of such Person is the manager or managing member, (b) such Person and its subsidiaries together own more than 50% of the interests therein, or (c) such Person and its subsidiaries have the right to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof, or (iv) any other entity in which such Person has, and/or one or more of its subsidiaries have, directly or indirectly, (a) at least a 50% ownership interest or (b) the power to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof.

                  "Suit" shall have the meaning set forth in Section 9.12.

                  "Surviving Corporation" shall have the meaning set forth in
Section 2.1.

                  "Tax" or "Taxes" shall mean all Federal, state, local and foreign taxes and other assessments and governmental charges of a similar nature (whether imposed directly or through withholdings), including any interest, penalties and additions to Tax applicable thereto.

                  "Tax Returns" shall mean all Federal, state, local and foreign returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, and all amendments thereto.

                  "Transactions" means the transactions contemplated by this Agreement in Article II.

                  "Triggering Event" shall have the meaning set forth in
Section 6.10.

                  "WARN Act" shall have the meaning set forth in Section 6.19.


                                   ARTICLE II

                                   THE MERGER

                  SECTION 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, in accordance with the DGCL, Merger Sub shall be merged with and into NHP in accordance with this Agreement and the separate existence of Merger Sub shall cease. NHP shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation").

                  SECTION 2.2 Effective Time of the Merger. Upon the terms and subject to the conditions hereof, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware, for filing on the Closing Date (as defined in Section 2.3). The Merger shall become effective as of the date and at such time as the Certificate of Merger pursuant to Section 251 of the DGCL and any other documents necessary to effect the Merger in accordance with the DGCL are duly filed (the "Merger Filing") with the Secretary of State of the State of Delaware or at such subsequent date or time as shall be agreed by AIMCO and NHP and specified in the Certificate of Merger (the time the Merger becomes effective pursuant to the DGCL being referred to herein as the "Effective Time").

                  SECTION 2.3 Closing. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article VII, the closing of the Merger (the "Closing") will take place at 10:00 a.m., New York City time, on a date to be specified by the parties, which shall be no later than the fifth Business Day (as defined below) after the satisfaction or waiver of the conditions to Closing contained in Article VII, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, unless another date, time or place is agreed to in writing by the parties hereto. The date and time at which the Closing occurs is referred to herein as the "Closing Date."

                  SECTION 2.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of NHP and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of NHP and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  SECTION 2.5 Certificate of Incorporation and By-Laws. The Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with the terms thereof and with applicable law. The By-Laws of Merger Sub in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with the terms thereof and with applicable law.

                  SECTION 2.6 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly elected and qualified.

                  SECTION 2.7 Officers. The officers of NHP immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly appointed and qualified.


                                  ARTICLE III

                              CONVERSION OF SHARES

                  SECTION 3.1 Conversion of Capital Stock of Merger Sub. At the Effective Time, each issued and outstanding share of common stock, par value $.01 per share, of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

                  SECTION 3.2  Conversion of Capital Stock of NHP.

                           (a)  Except as otherwise provided in Section 3.4,
and subject to Sections 3.2(c) and (d), at the Effective Time, each issued and outstanding share of NHP Common Stock shall be converted into one of the following:

                  (i) for each such share of NHP Common Stock with respect to which an election to receive a combination of AIMCO Common Stock and cash has been effectively made and not revoked or lost, pursuant to Section 3.3 (the "Mixed Election"), the right to receive 0.37383 shares of AIMCO Common Stock and an amount in cash equal to $10.00 (together, the "Mixed Consideration"); or

                  (ii) for each such share of NHP Common Stock (other than a share with respect to which a Mixed Election was effectively made and not revoked or lost), the right to receive 0.74766 (the "Exchange Ratio") shares of AIMCO Common Stock (the "Stock Consideration").

                  As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of NHP Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of shares of NHP Common Stock shall thereafter cease to have any rights with respect to such shares of NHP Common Stock, except the right to receive, without interest, the Merger Consideration and cash for fractional shares of AIMCO Common Stock in accordance with Section 3.5 upon the surrender of a certificate that, immediately prior to the Effective Time, represented an outstanding share or shares of NHP Common Stock and a related Right or Rights (a "Certificate").

                           (b)  At the Effective Time, each issued and
outstanding Right shall, in accordance with its terms, be converted into the right to receive one-third of a share of Mortgage Sub Stock (the "Rights Consideration"). As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all Rights shall, in accordance with their terms, no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of Rights shall thereafter cease to have any rights with respect thereto, except the right to receive, without interest, the Rights Consideration and cash for fractional Rights in accordance with Section 3.5 upon the surrender of a Certificate.

                           (c)  Notwithstanding anything contained in this
Section 3.2 to the contrary, each share of NHP Common Stock issued and held in NHP's treasury immediately prior to the Effective Time, and each share of NHP Common Stock owned by AIMCO or Merger Sub immediately prior to the Effective Time, shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired and shall cease to exist without payment of any consideration therefor.

                           (d)  Notwithstanding anything in this Section 3.2 to
the contrary, shares of NHP Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by a Person who has not voted such shares in favor of the Merger and who has properly exercised his rights of appraisal for such shares in the manner provided by the DGCL (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment, as the case may be. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, his shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. NHP shall give

AIMCO prompt notice of any Dissenting Shares (and shall also give AIMCO prompt notice of any withdrawals of such demands for appraisal rights) and AIMCO shall have the right to direct all negotiations and proceedings with respect to any such demands. NHP shall not, except with the prior written consent of AIMCO, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal rights.

                  SECTION 3.3 NHP Common Stock Elections; Exchange of Certificates.

                           (a) Each Person who, at the Effective Time, is a
record holder of shares of NHP Common Stock (other than holders of shares of NHP Common Stock to be cancelled as set forth in Section 3.2(c) or Dissenting Shares) shall have the right to submit an Election Form specifying the number of shares of NHP Common Stock that such Person desires to have converted into the right to receive AIMCO Common Stock and cash pursuant to the Mixed Election, and the number of shares of NHP Common Stock that such person desires to have converted into the right to receive solely AIMCO Common Stock (a "Stock Election").

                           (b)  Promptly after the Effective Time, AIMCO shall
deposit (or cause to be deposited) with a bank or trust company to be designated by AIMCO and reasonably acceptable to NHP (the "Exchange Agent"), for the benefit of the holders of shares of NHP Common Stock and Rights, for exchange in accordance with this Article III, (i) cash in an amount sufficient to pay the aggregate cash portion of the Merger Consideration, (ii) certificates representing the aggregate number of shares of AIMCO Common Stock that may be issued in respect of shares of NHP Common Stock in the Merger, and
(iii) certificates representing the aggregate number of shares of Mortgage Sub Stock that may be delivered in respect of Rights in the Merger. AIMCO Common Stock into which NHP Common Stock shall be converted pursuant to the Merger shall be deemed to have been issued at the Effective Time. Promptly after the Effective Time, AIMCO shall cause the Mortgage Subsidiary to deposit with the Exchange Agent, for the benefit of the holders of Rights, cash in an amount sufficient to pay the aggregate amount of cash payable in lieu of fractional shares of Mortgage Sub Stock pursuant to Section 3.5.

                           (c)  As soon as reasonably practicable after the
Effective Time, AIMCO shall cause the Exchange Agent to mail to each holder of record of NHP Common Stock and Rights immediately prior to the Effective Time (excluding Dissenting Shares) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other customary provisions as AIMCO may reasonably specify), (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and Rights Consideration with respect to the shares of NHP Common Stock and Rights formerly represented thereby, and (iii) a form (an "Election Form") pursuant to which a holder of shares of NHP Common Stock may make a Mixed Election or a Stock Election. As of the Election Deadline, all holders of NHP Common Stock immediately prior to the Effective Time that have not submitted to the Exchange Agent, or have properly revoked, a properly completed Election Form, shall be deemed to have made a Stock Election.

                           (d) A Mixed Election or a Stock Election (other than
a deemed Stock Election) with respect to any shares of NHP Common Stock shall be effective only if the Exchange Agent shall have received no later than 5:00 p.m., New York City time (the "Election Deadline"), on a date to be mutually agreed upon by NHP and AIMCO (which date shall not be later than the twentieth Business Day after the Effective Time), (i) an Election Form properly completed and executed (with the signature or signatures thereof guaranteed to the extent required by the Election Form) by the holder thereof, accompanied by (ii) either (x) the Certificate or Certificates representing such shares of NHP Common Stock, in such form and with such endorsements, stock powers and signature guarantees as may be required by such Election Form, or (y) an appropriate guarantee of delivery of such Certificate from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States, as may be required by such Election Form. Any holder of NHP Common Stock immediately prior to the Effective Time who has made an election by submitting an Election Form to the Exchange Agent may, at any time prior to the Election Deadline, change his election by submitting a revised Election Form, properly completed and signed that is received by the Exchange Agent prior to the Election Deadline. Any holder of NHP Common Stock immediately prior to the Effective Time who has made an election by submitting an Election Form to the Exchange Agent may revoke his election and withdraw his Certificates deposited with the Exchange Agent by written notice to the Exchange Agent received before the close of business on the day prior to the Election Deadline.

                           (e)  Upon surrender of a Certificate for
cancellation to the Exchange Agent or to such other agent or agents as may be appointed by AIMCO, together with the Letter of Transmittal, duly executed, and such other documents as AIMCO or the Exchange Agent shall reasonably request, the holder of such Certificate shall be entitled to receive promptly after the Election Deadline in exchange therefor, (i) a certified or bank cashier's check in an amount equal to the cash, if any, which such holder has the right to receive pursuant to the provisions of this Article III (including any cash in lieu of fractional shares of AIMCO Common Stock pursuant to Section 3.5), (ii) a certificate representing the number of shares of AIMCO Common Stock which such holder has the right to receive pursuant to the provisions of this Article III, and (iii) a certificate representing the number of shares of Mortgage Sub Stock which such holder has the right to receive pursuant to the provisions of this Article III (in each case, less the amount of any required withholding taxes), and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.3(e), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration with respect to the shares of NHP Common Stock formerly represented thereby and the Rights Consideration with respect to the Rights formerly represented thereby.

                           (f)  AIMCO shall have the right to make reasonable
rules, not inconsistent with the terms of this Agreement, governing the issuance and delivery of certificates for shares of AIMCO Common Stock into which shares of NHP Common Stock are converted in the Merger, the issuance and delivery of certificates for shares of Mortgage Sub Stock into which Rights are converted in the Merger, and the payment of cash for shares of NHP Common Stock converted into the right to receive cash in the Merger.

                  SECTION 3.4 AIMCO Ownership Limit. Notwithstanding any other provision of this Agreement to the contrary, AIMCO shall not be obligated to issue shares of AIMCO Common Stock to any Person if such issuance would result in a violation of the ownership limit (the "Ownership Limit") set forth in AIMCO's Organizational Documents. In lieu of issuing any shares (the "Excess Shares") of AIMCO Common Stock that would result in any Person receiving a number of shares of AIMCO Common Stock in excess of the Ownership Limit, AIMCO shall pay to such Person cash in an amount equal to the number of such Excess Shares multiplied by $26.75.

                  SECTION 3.5  Dividends, Fractional Shares, Etc.

                           (a)  Notwithstanding any other provisions of this
Agreement, no dividends or other distributions declared after the Effective Time on AIMCO Common Stock or Mortgage Sub Stock shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered for exchange as provided in this Article III. Subject to the effect of applicable laws, following the surrender of any such Certificate, there shall be paid, without interest, to the Person in whose name the certificates representing the shares of AIMCO Common Stock into which the shares of NHP Common Stock formerly represented by such Certificate were converted are registered, (i) at the time of such surrender, the amount of all dividends and other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of AIMCO Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of AIMCO Common Stock, less the amount of any withholding taxes which may be required thereon. Subject to the effect of applicable laws, following the surrender of any such Certificate, there shall be paid, without interest, to the Person in whose name the certificates representing the shares of Mortgage Sub Stock into which the Rights formerly represented by such Certificate were converted are registered,
(i) at the time of such surrender, the amount of all dividends and other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Mortgage Sub Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Mortgage Sub Stock, less the amount of any withholding taxes which may be required thereon.

                           (b)  No fractional shares of AIMCO Common Stock or
Mortgage Sub Stock shall be issued in the Merger. All fractional shares of AIMCO Common Stock or Mortgage Sub Stock that a holder of shares of NHP Common Stock or Rights would otherwise be entitled to receive as a result of the Merger (or in accordance with the terms of the Rights) shall be aggregated and, if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying (i) the fraction of a share of AIMCO Common Stock or Mortgage Sub Stock to which such holder would otherwise have been entitled by (ii) in the case of AIMCO Common Stock, $26.75 and, in the case of Mortgage Sub Stock, $9.15. No interest will be paid or will accrue on any cash paid or payable in lieu of any fractional shares of AIMCO Common Stock or Mortgage Sub Stock.

                           (c)  At and after the Effective Time, there shall be
no further registration of transfers of shares of NHP Common Stock or Rights. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article III. Certificates surrendered for exchange by any Person constituting an "affiliate" of NHP for purposes of Rule 145(c) under the Securities Act shall not be exchanged until AIMCO has received a written Rule 145 Affiliate Agreement from such Person as provided in Section 6.14.

                           (d)  If any portion of the Merger Consideration or
Rights Consideration is to be paid to a Person other than the registered holder of the shares of NHP Common Stock and Rights represented by the Certificate or Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificates or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable and, with respect to the Rights, such other conditions as may be set forth in the Rights Agreement.

                           (e)  Any portion of the Merger Consideration, Rights
Consideration or cash payable in lieu of fractional shares made available to the Exchange Agent pursuant to this Article III that remains unclaimed by the former holders of shares of NHP Common Stock or Rights one year after the Effective Time shall be delivered (i) in the case of the Merger Consideration, to AIMCO, and (ii) in the case of the Rights Consideration and cash payable in lieu of fractional shares of Mortgage Sub Stock, to the Mortgage Subsidiary. Any such holder who has not theretofore exchanged his Certificates for the Merger Consideration and Rights Consideration in accordance with this Article III shall thereafter look only (i) to AIMCO for payment of the applicable Merger Consideration, cash in lieu of fractional shares and unpaid dividends and distributions on the AIMCO Common Stock deliverable in respect thereof, determined pursuant to this Agreement, in each case, without interest, and (ii) to the Mortgage Subsidiary for payment of the applicable Rights Consideration, cash in lieu of fractional shares and unpaid dividends and distributions on the Mortgage Sub Stock deliverable in respect thereof, determined pursuant to this Agreement and the Rights Agreement, in each case, without interest. None of AIMCO, NHP or the Surviving Corporation shall be liable to any former holder of shares of NHP Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of NHP Common Stock three years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of AIMCO free and clear of any claims or interest of any person previously entitled thereto.

                           (f)  In the event that any Certificate shall have
been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by AIMCO, the posting by such Person of a bond in such reasonable amount as AIMCO may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration and Rights Consideration, cash in lieu of fractional shares, and unpaid dividends and distributions on shares of AIMCO Common Stock or Mortgage Sub Stock deliverable in respect thereof pursuant to this Agreement.

                           (g)  If at any time during the period between the
date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of AIMCO or the Mortgage Subsidiary shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the number of shares of AIMCO Common Stock constituting all or part of the Merger Consideration or the number of shares of Mortgage Sub Stock constituting all or part of the Rights Consideration, as the case may be, shall be appropriately adjusted, and, in the case of the Rights Consideration, in accordance with the terms of the Rights.

                  SECTION 3.6  NHP Stock Options.

                           (a)  Prior to the Effective Time, subject to the
prior written approval of AIMCO, in connection with the Spin-Off, NHP may issue to the holders of NHP Stock Options then outstanding Options to purchase shares of Mortgage Sub Stock and, in connection therewith, may reduce the exercise price with respect to the NHP Stock Options. At the Effective Time, each outstanding NHP Stock Option granted prior to the date of this Agreement shall immediately become fully vested and exercisable, if not fully vested and exercisable at such time, and all NHP Stock Options shall be assumed by AIMCO and adjusted in accordance with the terms thereof and this Agreement to be exercisable to purchase shares of AIMCO Common Stock, as provided below. Following the Effective Time, each NHP Stock Option shall continue to have, and shall be subject to, the same terms and conditions set forth in the NHP Option Plan pursuant to which such NHP Stock Option was issued, or any agreement pursuant to which such NHP Stock Option was subject immediately prior to the Effective Time, except as set forth in this Section
3.6 and except that (i) each such NHP Stock Option shall be exercisable for that number of shares of AIMCO Common Stock equal to the product of (x) the aggregate number of shares of NHP Common Stock for which such NHP Stock Option was exercisable and (y) the Exchange Ratio, rounded, in the case of any NHP Stock Options other than an "incentive stock option" (within the meaning of section 422 of the Code), up, and, in the case of any incentive stock option, down, to the nearest whole share, if necessary, and (ii) the exercise price per share of such NHP Stock Option shall be equal to the aggregate exercise price of such NHP Stock Option at the Effective Time divided by the number of shares of AIMCO Common Stock for which such NHP Stock Option shall be exercisable as determined in accordance with the preceding clause (i), rounded up to the next highest cent, if necessary.

                           (b)  As of the Effective Time, AIMCO will enter into
an assumption agreement with respect to each NHP Stock Option, which shall provide for AIMCO's assumption of the obligations of NHP under the NHP Option Plan or other agreement under which such NHP Stock Option was granted. Prior to the Effective Time, NHP shall make such amendments, if any, to the NHP Option Plans as shall be necessary to permit the assumption and adjustment referred to in this Section 3.6; provided, however, that such amendments shall be subject to approval by AIMCO (which approval will not be unreasonably withheld).

                           (c)  It is the intention of the parties that, to the
extent that any NHP Stock Option constituted an incentive stock option immediately prior to the Effective Time, such option continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the assumption of the NHP Stock Options provided by this Section
3.6 satisfy the conditions of Section 424(a) of the Code. AIMCO shall comply with the terms of the NHP Option Plans and ensure, to the extent required by, and subject to the provisions of, such NHP Option Plans, that the NHP Stock Options that qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. As soon as practicable after the Effective Time, AIMCO shall deliver to the participants in the NHP Option Plans notices setting forth the number of shares and exercise price for such participant's options.

                           (d)  At or prior to the Effective Time, AIMCO shall
take all corporate action necessary to reserve for issuance a sufficient number of shares of AIMCO Common Stock for delivery upon exercise of NHP Stock Options under the

NHP Option Plans assumed in accordance with Section 3.6(b). AIMCO shall prepare and file, at its own expense, a registration statement on Form S-8 to become effective as of the Effective Time with respect to the shares of AIMCO Common Stock subject to NHP Stock Options and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, AIMCO shall administer the NHP Option Plans assumed pursuant to Section 3.6(b) in a manner that complies with Rule 16b-3 promulgated under the Exchange Act, to the extent the applicable NHP Option Plan complied with such rule prior to the Merger.

                           (e)  AIMCO shall provide that, for a period of 90
days after the Effective Time, each holder of NHP Stock Options that are not "incentive stock options" (within the meaning of Section 422 of the Code) may, in lieu of exercising any such NHP Stock Options, elect to receive for each share of AIMCO Common Stock subject to such option a cash amount equal to the excess of $26.75 over the per share exercise price of such NHP Stock Option (as determined after giving effect to Section 3.6(a)(ii). For a period of 90 days after the Effective Time, AIMCO will take all actions necessary to provide that each holder of NHP Stock Options that are incentive stock options, at his or her election, may exercise his or her NHP Stock Option and immediately sell the shares of AIMCO Common Stock received upon such exercise, back to AIMCO for $26.75 per share in cash, such that the net effect is that the option holder receives an amount in cash equal to the excess of $26.75 over the per share exercise price of NHP Stock Options (as determined after giving effect to Section 3.6(a)(ii).


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF NHP

                  NHP hereby represents and warrants to AIMCO and Merger Sub that:

                  SECTION 4.1 Organization and Qualifications; Subsidiaries. NHP and each Material Subsidiary of NHP is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on NHP. Each of NHP and its Material Subsidiaries is duly qualified or licensed as a foreign corporation or partnership to transact business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on NHP.

                  SECTION 4.2 Certificate of Incorporation and Bylaws. Complete and correct copies of the certificate of incorporation and bylaws of NHP, as amended to date, have been delivered to AIMCO under cover of a letter dated April 4, 1997, from NHP's General Counsel. Such Organizational Documents are in full force and effect and have not been amended or modified in any respect. NHP is not in violation of any provision of its Organizational Documents. No Material Subsidiary of NHP is in violation of any provision of its Organizational Documents, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect on NHP.

                  SECTION 4.3 Capitalization. The authorized capital stock of NHP consists of 25,000,000 shares of NHP Common Stock. As of March 7, 1997,
(a) 12,652,439 shares of NHP Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable; and (b)(i) 1,270,750 shares of NHP Common Stock were reserved for issuance upon the exercise of outstanding stock options granted pursuant to the 1990 Stock Option Plan of NHP Incorporated, the 1995 Incentive Stock Option Plan of NHP Incorporated, the stock option agreement, dated as of May 1, 1996, between NHP and William R. Sullivan, and the stock option agreement, dated as of August 18, 1995, between NHP and J. Roderick Heller III (collectively, the "NHP Option Plans"), and
(ii) 398,250 shares of NHP Common Stock were reserved for issuance pursuant to options available for grant under the NHP Option Plans. Except as set forth above, as of March 7, 1997, no shares of capital stock or other voting securities of NHP were issued, reserved for issuance or outstanding and, since such date, no shares of capital stock or other voting securities or options in respect thereof have been issued except upon the exercise of options (the "NHP Stock Options") issued under the NHP Option Plans outstanding on March 7, 1997. Except for the NHP Stock Options, there are not now, and at the Closing there will not be, any NHP Options. All shares of NHP Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of NHP or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of NHP Common Stock or any other shares of capital stock of NHP or any of its subsidiaries, or make any material investment (in the form of a loan, capital contribution or otherwise) in any subsidiary of NHP or any other Person, other than a wholly-owned subsidiary of NHP. Each outstanding share of capital stock of each Material Subsidiary of NHP is duly authorized, validly issued, fully paid and nonassessable and each such share owned by NHP or any subsidiary of NHP is owned free and clear of any Liens.

                  SECTION 4.4 Authority Relative to This Agreement. NHP has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the adoption of this Agreement by the stockholders of NHP as contemplated herein, to consummate the Transactions. The execution and delivery of this Agreement by NHP, the performance by NHP of its obligations hereunder and the consummation by NHP of the Transactions have been duly and validly authorized by all necessary corporate action and approved by the affirmative vote of a majority of the entire Board of Directors of NHP and no other corporate proceedings on the part of NHP are necessary to authorize this Agreement or to consummate the Transactions (other than the NHP Stockholder Approval and the Merger Filing). This Agreement has been duly and validly executed and delivered by NHP and, assuming the due authorization, execution and delivery thereof by AIMCO and Merger Sub, constitutes the legal, valid and binding obligation of NHP, enforceable against NHP in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

                  SECTION 4.5 No Conflict; Required Filings and Consents; Certain Contracts.

                           (a)  Except as set forth on Schedule 4.5, the
execution and delivery of this Agreement by NHP does not, and the performance of its obligations under this Agreement and the consummation of the Transactions by NHP will not, (i) conflict with, result in a breach of, cause a dissolution or require the consent or approval of any Person under, or violate any provision of, the Organizational Documents of NHP, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (A) applicable requirements of the Exchange Act, the Securities Act and state securities or "blue sky" laws ("Blue Sky Laws"), and (B) the Merger Filing, (iii) subject to the making of the filings and obtaining the approvals identified in clause
(ii), conflict with or violate any Law, judgment, order, writ, injunction or decree applicable to NHP or by which any property or asset of NHP is bound or affected, or (iv) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss by NHP or modification in a manner adverse to NHP of any right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of a Lien or other encumbrance on any NHP Common Stock or any property or asset of NHP or any subsidiary of NHP pursuant to, any Contract of NHP, except, in each case, such as would not prevent or delay in any material respect consummation of the Merger, or otherwise, individually or in the aggregate, prevent NHP from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect on NHP.

                           (b)  Except as set forth in the Contracts filed (or
incorporated by reference) as exhibits to NHP's Annual Report on Form 10-K for the year ended December 31, 1996 or the other NHP SEC Reports filed thereafter, there are no Contracts to which NHP or any subsidiary of NHP is a party or by which NHP or any subsidiary of NHP or any asset of NHP or any subsidiary of NHP is bound, which by its terms materially limits the ability of NHP or any subsidiary of NHP or, after consummation of the Transactions, would by its terms materially limit the ability of AIMCO or any of its affiliates, to engage in any business in any area or for any period.

                  SECTION 4.6 Compliance. Except as set forth on Schedule 4.6, neither NHP nor any subsidiary of NHP is in conflict with, or in default or violation of, (a) any Law applicable to such Person or by which any property or asset of such Person is bound or affected, or (b) any Contract to which NHP or any subsidiary of NHP is a party or by which such Person or any property or asset of such Person is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on NHP.

                  SECTION 4.7 SEC Reports and Financial Statements. Each form, report, schedule, registration statement and definitive proxy statement filed by NHP with the SEC since August 14, 1995 and prior to the date hereof (as such documents have been amended prior to the date hereof, the "NHP SEC Reports"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. None of the NHP SEC Reports, as of their respective dates, contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. NHP has made available to AIMCO true, accurate and complete copies of all of the NHP SEC Reports. The consolidated financial statements of NHP and its subsidiaries included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, yearend audit adjustments) the consolidated financial position of NHP and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since December 31, 1996, neither NHP nor any of its subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obligations or contingencies (a) which are reflected on the consolidated balance sheet of NHP and its subsidiaries as at December 31, 1996 (including the notes thereto) or (b) which (i) were incurred in the ordinary course of business after December 31, 1996 and consistent with past practices, (ii) are disclosed in the NHP SEC Reports filed after December 31, 1996, (iii) would not, individually or in the aggregate, have a Material Adverse Effect on NHP, or (iv) were incurred by the Mortgage Subsidiary or one of its wholly owned subsidiaries and with respect to which neither NHP nor any of its other subsidiaries will have any liability or obligation as of the Effective Time. Since August 14, 1995, NHP has timely filed with the SEC all forms, reports and other documents required to be filed prior to the date hereof, and no subsidiary of NHP has filed, or been required to file, any form, report or other document with the SEC, in each case, pursuant to the Securities Act, the Exchange Act or the rules and regulations thereunder. Since December 31, 1996, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of NHP or any subsidiary of NHP.

                  SECTION 4.8 Absence of Certain Changes or Events. Except as contemplated by this Agreement or as disclosed in any NHP SEC Report or as set forth on Schedule 4.8, since December 31, 1996, (a) NHP and its subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and have not taken any of the actions set forth in paragraphs
(a) through (j) of Section 6.3, and (b) there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a Material Adverse Effect on NHP other than events or developments generally affecting the industry in which NHP operates. The Rights Agreement is in full force and effect and has not been amended, modified or terminated.

                  SECTION 4.9 Litigation. Except as disclosed in the NHP SEC Reports or as set forth on Schedule 4.9, there are no claims, suits, actions or proceedings pending or, to NHP's knowledge, threatened or contemplated, nor are there any investigations or reviews by any Governmental Authority pending or, to NHP's knowledge, threatened or contemplated, against, relating to or affecting NHP or any of its subsidiaries, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on NHP, or to prohibit or materially restrict the consummation of the Transactions, nor is there any judgment, decree, order, injunction, writ or rule of any Governmental Authority or any arbitrator outstanding against NHP or any of its subsidiaries having, or which, insofar as can be reasonably foreseen, in the future is likely to have, a Material Adverse Effect on NHP. In addition, there have not been any developments with respect to any of the claims, suits, actions, proceedings, investigations or reviews disclosed in the NHP SEC Reports which, insofar as can be reasonably foreseen, in the future are likely to have a Material Adverse Effect on NHP.

                  SECTION 4.10 Registration Statements and Proxy State-ment/Prospectus. The information supplied or to be supplied by NHP, any subsidiary of NHP or their respective Representatives for inclusion in (a) the AIMCO Registration Statement will not, either at the time the AIMCO Registration Statement is filed with the SEC, at the time any amendment thereof or supplement thereto is filed with the SEC, at the time it becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the MS Registration Statement will not, either at the time the MS Registration Statement is filed with the SEC, at the time any amendment thereof or supplement thereto is filed with the SEC, at the time it becomes effective or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (c) the Proxy State-ment/Prospectus, including any amendments and supplements thereto, will not, at the date mailed to NHP's stockholders, at the time of the NHP Meeting, at the date mailed to AIMCO's stockholders or at the time of the AIMCO Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus, as to information supplied by NHP, any subsidiary of NHP or their respective Representatives, will comply in all material respects with all applicable provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and the MS Registration Statement will comply in all material respects with the provisions of applicable Federal securities laws, rules and regulations.

                  SECTION 4.11 Employee Benefit Plans. Each Benefit Plan of NHP has been administered in compliance, in all material respects, with its terms, and is in compliance in all material respects with applicable laws, rules and regulations, (including, without limitation, provisions relating to funding, filing, termination, reporting, disclosure and continuation coverage obligations pursuant to Title V of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA")). No Benefit Plan of NHP has been the subject of a "reportable event" (as defined in Section 4043 of ERISA) (other than a reportable event for which the 30 day notice requirement has been waived) and there have not been any non-exempt "prohibited transactions" (as described in Section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) with respect to any Benefit Plan of NHP. There are no proceedings, suits or material claims (other than routine claims for benefits) pending or, to the knowledge of NHP, threatened with respect to any Benefit Plan of NHP, the assets of any trust thereunder, or the Benefit Plan sponsor or the Benefit Plan administrator with respect to the design or operation of any Benefit
Plan of NHP. Each Benefit Plan of NHP which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, and any trust created pursuant to any such Benefit Plan of NHP is exempt from Federal income tax under Section 501(a) of the Code and the IRS has issued each such Benefit Plan a favorable determination letter which is currently applicable. NHP is not aware of any circumstance or event which would jeopardize the tax-qualified status of any Benefit Plan of NHP or the tax-exempt status of any related trust, or would cause the imposition of any material liability, penalty or tax under ERISA or the Code with respect to any Benefit Plan of NHP. No material liabilities to or on behalf of participants (other than routine claims for benefits), the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or to any other Person or entity have been or are reasonably expected to be incurred as a result of the termination of any Benefit Plan of NHP or otherwise that have not been satisfied in full or properly accrued on NHP's balance sheet as at December 31, 1996, included in the NHP SEC Reports.

Except as set forth on Schedule 4.11, neither NHP nor any of its subsidiaries maintains or is obligated to contribute to, or has ever maintained or been obligated to contribute to, a "multi-employer plan" (as such term is defined by Section 4001(a)(3) of ERISA) or a "multiple employer plan" (within the meaning of Section 413(c) of the Code). Except as set forth in Schedule 4.11 or in the NHP SEC Reports or as otherwise required by applicable law, neither NHP nor any of its subsidiaries maintains any retiree life and/or retiree health insurance plans which provide for continuing benefits or coverage for any employee or any beneficiary of an employee after such employee's termination of employment. Except as set forth in Schedule 4.11 or in the NHP SEC Reports, the consummation of the transactions contemplated by this Agreement will not
(a) entitle any employee of NHP or its subsidiaries to severance pay, unemployment compensation or any other payment, (b) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or (c) result in any liability under Title IV of ERISA.

                  SECTION 4.12 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based on any arrangement or agreement made by or on behalf of NHP, except Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"). NHP has heretofore furnished to AIMCO a complete and correct copy of all agreements between NHP and DLJ pursuant to which such firm would be entitled to any payment relating to the Transactions.

                  SECTION 4.13  Taxes.

                           (a)  Each of NHP and its subsidiaries has timely
filed (or has had timely filed on its behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by it prior to or as of the Effective Time. All such Tax Returns and amendments thereto are, or will be before the Effective Time, true, complete and correct in all material respects.

                           (b)  Each of NHP and its subsidiaries has paid (or
has had paid on its behalf), or where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse), or will establish or cause to be established on or before the Effective Time, an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the Effective Time.

                           (c)  No deficiency or adjustment for any material
Taxes has been proposed, asserted or assessed against NHP or any of its subsidiaries that has not been resolved or paid or for which an adequate accrual has not been established in accordance with generally accepted accounting principles. There are no Liens for material Taxes upon the assets of NHP or any of its subsidiaries, except Liens for current Taxes not yet due.

                           (d)  Neither NHP nor any of its subsidiaries has
entered into any Contract that would result in the disallowance of any tax deductions pursuant to section 280G of the Code. No "consent" within the meaning of section 341(f) of the Code has been filed with respect to NHP or any of its subsidiaries.

                           (e)  All Tax sharing agreements, Tax indemnity
agreements and similar agreements to which NHP or any of its subsidiaries is a party are disclosed in the NHP SEC Reports, except for a Tax sharing agreement reasonably acceptable to AIMCO that may be entered into between NHP and the Mortgage Subsidiary after the date hereof.

                  SECTION 4.14 Opinion of Financial Advisor. The Independent Committee has received the opinion of DLJ, dated April 21, 1997 (the "Fairness Opinion"), to the effect that, as of such date, the Merger Consideration and the Rights Consideration are, in the aggregate, fair to the unaffiliated stockholders of NHP, from a financial point of view, and a copy of the Fairness Opinion has been delivered to AIMCO.

                  SECTION 4.15 Reliance. In entering into this Agreement, NHP has relied solely on representations made in this Agreement, including the Schedules hereto, and any certificates and documents required to be provided by AIMCO and the Merger Sub pursuant to this Agreement. NHP has been represented by counsel and has had unrestricted opportunity to examine and understand the business and assets of AIMCO.

                  SECTION 4.16 Management Arrangements. Except as set forth on Schedule 4.16, and assuming that AIMCO satisfies the test for a "Qualified Purchaser" under the Stock and Asset Transfer Restrictions Agreement, and satisfies the net worth and managed units requirements of Section 4 of the Stock and Asset Transfer Restrictions Agreement, there is currently no fact or circumstance known to NHP that is likely to result in the loss by NHP, or modification in a manner adverse to NHP, of any right or benefit under, or give any Person any right of termination, cancellation or nonrenewal of, any Contract pursuant to which NHP provides property management services, except such as would not, individually or in the aggregate, have a Material Adverse Effect on NHP.

                  SECTION 4.17 Disclosure. No representation or warranty of NHP contained in this Agreement and no statement contained in any certificate or schedule furnished or to be furnished by or on behalf of NHP to AIMCO or any of its Representatives pursuant hereto contains or will contain any untrue statement of a material fact.


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF AIMCO
                                 AND MERGER SUB

                  AIMCO and Merger Sub hereby represent and warrant to NHP that:

                  SECTION 5.1 Organization and Qualifications; Subsidiaries. AIMCO, Merger Sub and each Material Subsidiary of AIMCO is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on AIMCO. Each of AIMCO, Merger Sub and AIMCO's Material Subsidiaries is duly qualified or licensed as a foreign corporation, partnership or limited liability company to transact business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on AIMCO.

                  SECTION 5.2 Charter and Bylaws. Complete and correct copies of the charter and bylaws of AIMCO, as amended and supplemented to date, have been filed (or incorporated by reference) as exhibits 3.1 and 3.2, respectively, to AIMCO's Annual Report on Form 10-K for the year ended December 31, 1996. Such Organizational Documents are in full force and effect and have not been amended or modified in any respect. AIMCO is not in violation of any provision of its Organizational Documents. No Material Subsidiary of AIMCO is in violation of any provision of its Organizational Documents, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect on AIMCO.

                  SECTION 5.3 Capitalization. The authorized capital stock of AIMCO consists of (a) 150,000,000 shares of AIMCO Common Stock; (b) 425,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"), of AIMCO; (c) 9,034,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), of AIMCO; and (d) 966,000 shares of Cumulative Convertible Senior Preferred Stock, par value $.01 per share (the "Senior Preferred Stock"), of AIMCO. As of March 11, 1997, (i) 17,569,970 shares of AIMCO Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable; (ii) 325,000 shares of Class B Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable; (iii) no shares of Preferred Stock or Senior Preferred Stock were issued and outstanding; and (iv)(A) 560,659 shares of AIMCO Common Stock were reserved for issuance upon the exercise of outstanding stock options granted pursuant to The 1994 Stock Option Plan of Apartment Investment and Management Company and Affiliates, the Apartment Investment and Management Company 1996 Stock Award and Incentive Plan and the Apartment Investment and Management Company NonQualified Employee Stock Option Plan (collectively, the "AIMCO Option Plans"), (B) 174,792 shares of AIMCO Common Stock were reserved for issuance pursuant to options available for grant under AIMCO Option Plans. Except as set forth above, as of March 11, 1997, no shares of capital stock or other voting securities of AIMCO were issued, reserved for issuance or outstanding. All shares of AIMCO Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of AIMCO or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of AIMCO Common Stock or any other shares of capital stock of AIMCO or any of its subsidiaries, or make any material investment (in the form of a loan, capital contribution or otherwise) in any subsidiary of AIMCO or any other Person, other than a wholly-owned subsidiary of AIMCO. Each outstanding share of capital stock of each Material Subsidiary of AIMCO is duly authorized, validly issued, fully paid and nonassessable and each such share owned by AIMCO or any subsidiary of AIMCO is owned free and clear of any Liens.

                  SECTION 5.4 Authority Relative to This Agreement. Each of AIMCO and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions, subject to the approval of the issuance of shares of AIMCO Common Stock pursuant to the Merger (the "AIMCO Stock Issuance") by a majority of votes cast by the holders of AIMCO Common Stock (the "AIMCO Stockholder Approval"). The execution and delivery of this Agreement by AIMCO and Merger Sub, the performance by AIMCO and Merger Sub of their respective obligations hereunder and the consummation by AIMCO and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of AIMCO or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than the AIMCO Stockholder Approval and the Merger Filing). This Agreement has been duly and validly executed and delivered by AIMCO and Merger Sub and, assuming the due authorization, execution and delivery thereof by NHP, constitutes the legal, valid and binding obligation of AIMCO and Merger Sub, enforceable against AIMCO and Merger Sub in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

                  SECTION 5.5 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by AIMCO and Merger Sub do not, and the performance of their respective obligations under this Agreement and the consummation of the Transactions by AIMCO and Merger Sub will not, (a) conflict with, result in a breach of, cause a dissolution or require the consent or approval of any Person under, or violate any provision of, the Organizational Documents of AIMCO or Merger Sub, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) applicable requirements, if any, of the Exchange Act, the Securities Act or the Blue Sky Laws, and (ii) the Merger Filing, (c) subject to the making of the filings and obtaining the approvals identified in clause (b), conflict with or violate any Law, judgment, order, writ, injunction or decree applicable to AIMCO or Merger Sub or by which any property or asset of AIMCO or Merger Sub is bound or affected, or (d) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss by AIMCO or Merger Sub or modification in a manner adverse to AIMCO or Merger Sub of any right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of a Lien or other encumbrance on any Shares or any property or asset of AIMCO or Merger Sub or any subsidiary of AIMCO or Merger Sub pursuant to, any Contract of AIMCO or Merger Sub, except, in each case, such as would not prevent or delay AIMCO or Merger Sub from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect on AIMCO or Merger Sub.

                  SECTION 5.6 Compliance. Neither AIMCO, Merger Sub nor any Material Subsidiary of AIMCO is in conflict with, or in default or violation of, (a) any Law applicable to such Person or by which any property or asset of such Person is bound or affected, or (b) any Contract to which AIMCO or Merger Sub or any subsidiary of AIMCO is a party or by which such Person or any property or asset of such Person is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on AIMCO.

                  SECTION 5.7 SEC Reports and Financial Statements. Each form, report, schedule, registration statement and definitive proxy statement filed by AIMCO with the SEC since June 30, 1995, and prior to the date hereof (as such documents have been amended prior to the date hereof, the "AIMCO SEC Reports"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. None of the AIMCO SEC Reports, as of their respective dates, contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. The consolidated financial statements of AIMCO and its subsidiaries included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the consolidated financial position of AIMCO and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since December 31, 1996, neither AIMCO nor any of its subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obligations or contingencies (a) which are reflected on the consolidated balance sheet of AIMCO and its subsidiaries as at December 31, 1996 (including the notes thereto) or
(b) which (i) were incurred in the ordinary course of business after December 31, 1996 and consistent with past practices, (ii) are disclosed in the AIMCO SEC Reports filed after December 31, 1996, or (iii) would not, individually or in the aggregate, have a Material Adverse Effect on AIMCO. Since August 14, 1995, AIMCO has timely filed with the SEC all forms, reports and other documents required to be filed prior to the date hereof, and no subsidiary of AIMCO has filed, or been required to file, any form, report or other document with the SEC, in each case, pursuant to the Securities Act, the Exchange Act or the rules and regulations thereunder. Since December 31, 1996, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of AIMCO or any subsidiary of AIMCO.

                  SECTION 5.8 Absence of Certain Changes or Events. Except as contemplated by this Agreement or as disclosed in any AIMCO SEC Report, since December 31, 1996, (a) AIMCO and its subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and (b) there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a Material Adverse Effect on AIMCO other than events or developments generally affecting the industry in which AIMCO operates.

                  SECTION 5.9 Litigation. Except as disclosed in the AIMCO SEC Reports, there are no claims, suits, actions or proceedings pending or, to AIMCO's knowledge, threatened or contemplated, nor are there any investigations or reviews by any Governmental Authority pending or, to AIMCO's knowledge, threatened or contemplated, against, relating to or affecting AIMCO or any of its subsidiaries, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on AIMCO, or to prohibit or materially restrict the consummation of the Transactions, nor is there any judgment, decree, order, injunction, writ or rule of any Governmental Authority or any arbitrator outstanding against AIMCO or any of its subsidiaries having, or which, insofar as can be reasonably foreseen, in the future is likely to have, a Material Adverse Effect on AIMCO. In addition, there have not been any developments with respect to any of the claims, suits, actions, proceedings, investigations or reviews disclosed in the AIMCO SEC Reports which, insofar as can be reasonably foreseen, in the future are likely to have a Material Adverse Effect on AIMCO.

                  SECTION 5.10 Registration Statements and Proxy State-ment/Prospectus. The information supplied or to be supplied by AIMCO, any subsidiary of AIMCO or their respective Representatives for inclusion in (a) the AIMCO Registration Statement will not, either at the time the AIMCO Registration Statement is filed with the SEC, at the time any amendment thereof or supplement thereto is filed with the SEC, at the time it becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the MS Registration Statement will not, either at the time the MS Registration Statement is filed with the SEC, at the time any amendment thereof or supplement thereto is filed with the SEC, at the time it becomes effective or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (c) the Proxy State-ment/Prospectus, including any amendments and supplements thereto, will not, at the date mailed to AIMCO's stockholders, at the time of the AIMCO Meeting or at the time of the NHP Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus, as to information supplied by AIMCO, any subsidiary of AIMCO or their respective Representatives, will comply as to form in all material respects with all applicable provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and the AIMCO Registration Statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder.

                  SECTION 5.11 Employee Benefit Plans. Each Benefit Plan of AIMCO has been administered in compliance, in all material respects, with its terms, and is in compliance in all material respects with applicable laws, rules and regulations, (including, without limitation, provisions relating to funding, filing, termination, reporting, disclosure and continuation coverage obligations pursuant to Title V of COBRA. No Benefit Plan of AIMCO has been the subject of a "reportable event" (as defined in Section 4043 of ERISA) (other than a reportable event for which the 30 day notice requirement has been waived) and there have not been any non-exempt "prohibited transactions" (as described in Section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) with respect to any Benefit Plan of AIMCO. There are no proceedings, suits or material claims (other than routine claims for benefits) pending or, to the knowledge of AIMCO, threatened with respect to any Benefit Plan of AIMCO, the assets of any trust thereunder, or the Benefit Plan sponsor or the Benefit Plan administrator with respect to the design or operation of any Benefit Plan of AIMCO. Each Benefit Plan of AIMCO which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, and any trust created pursuant to any such Benefit Plan of AIMCO is exempt from Federal income tax under Section 501(a) of the Code and the IRS has issued each such Benefit Plan a favorable determination letter which is currently applicable. AIMCO is not aware of any circumstance or event which would jeopardize the tax-qualified status of any Benefit Plan of AIMCO or the tax-exempt status of any related trust, or would cause the imposition of any material liability, penalty or tax under ERISA or the Code with respect to any Benefit Plan of AIMCO. No material liabilities to or on behalf of participants (other than routine claims for benefits), the IRS, the United States
Department of Labor, the Pension Benefit Guaranty Corporation or to any other Person or entity have been or are reasonably expected to be incurred as a result of the termination of any Benefit Plan of AIMCO or otherwise that have not been satisfied in full or properly accrued on AIMCO's balance sheet as at December 31, 1996, included in the AIMCO SEC Reports. Neither AIMCO nor any of its subsidiaries maintains or is obligated to contribute to, or has ever maintained or been obligated to contribute to, a "multi-employer plan" (as such term is defined by Section 4001(a)(3) of ERISA) or a "multiple employer plan" (within the meaning of Section 413(c) of the Code). Except as set forth in the AIMCO SEC Reports or as otherwise required by applicable law, neither AIMCO nor any of its subsidiaries maintains any retiree life and/or retiree health insurance plans which provide for continuing benefits or coverage for any employee or any beneficiary of an employee after such employee's termination of employment. Except as disclosed in the AIMCO SEC Reports, the consummation of the transactions contemplated by this Agreement will not (a) entitle any employee of AIMCO or its subsidiaries to severance pay, unemployment compensation or any other payment, (b) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or (c) result in any liability under Title IV of ERISA.

                  SECTION 5.12 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based on any arrangement or agreement made by or on behalf of AIMCO.

                  SECTION 5.13  Taxes.

                           (a)  AIMCO and each of its subsidiaries has timely
filed (or has had timely filed on its behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by it prior to or as of the

Effective Time. All such Tax Returns and amendments thereto are, or will be before the Effective Time, true, complete and correct in all material respects.

                           (b)  Each of AIMCO and its subsidiaries has paid (or
has had paid on its behalf), or where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse), or will establish or cause to be established on or before the Closing Date, an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the Closing Date.

                           (c)  No deficiency or adjustment for any material
Taxes has been proposed, asserted or assessed against AIMCO or any of its subsidiaries that has not been resolved or paid or for which an adequate accrual has not been established in accordance with generally accepted accounting principles. There are no Liens for material Taxes upon the assets of AIMCO or any of its subsidiaries, except Liens for current Taxes not yet due.

                           (d)  Neither AIMCO nor any of its subsidiaries has
entered into any Contract that would result in the disallowance of any tax deductions pursuant to section 280G of the Code. No "consent" within the meaning of section 341(f) of the Code has been filed with respect to AIMCO or any of its subsidiaries.

                           (e)  All Tax sharing agreements, Tax indemnity
agreements and similar agreements to which AIMCO or any of its subsidiaries is a party are disclosed in the AIMCO SEC Reports.

                  SECTION 5.14 REIT Status. AIMCO has been organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Code for its taxable years ended December 31, 1994, 1995 and 1996, AIMCO's present and proposed method of operation will enable it to continue to meet the requirements for qualification as a real estate investment trust under the Code, and the consummation of the transactions contemplated by this Agreement, the Stock Purchase Agreement and the Real Estate Acquisition Agreement will not adversely affect AIMCO's ability to continue to meet such requirements.

                  SECTION 5.15 Reliance. In entering into this Agreement, AIMCO has relied solely on representations made in this Agreement, including the Schedules hereto, and any certificates and documents required to be provided by NHP pursuant to this Agreement. AIMCO has been represented by counsel and has had unrestricted opportunity to examine and understand the business and assets of NHP.

                  SECTION 5.16 Stock Purchase Agreement. AIMCO has delivered to NHP a true and correct copy of the Stock Purchase Agreement. The Stock Purchase Agreement is a valid and binding obligation of AIMCO and, to AIMCO's knowledge, Demeter, and Capricorn.

                  SECTION 5.17 Financial Capability. AIMCO will have on the Closing Date and immediately prior to and at the Effective Time, funds and authorized and unissued shares of AIMCO Common Stock sufficient to consummate the Merger and the transactions contemplated hereby. To the extent that such funds are to be provided by third party financing, AIMCO will provide NHP with complete and correct copies of all documents relating to the provision of such financing.

                  SECTION 5.18 Qualified Purchaser. AIMCO is, and, after giving effect to the Transactions and the transactions contemplated by the Stock Purchase Agreement, will be, a "Qualified Purchaser," as such term is defined in the Stock and Asset Transfer Restrictions Agreement.

                  SECTION 5.19 Disclosure. No representation or warranty of AIMCO contained in this Agreement and no statement contained in any certificate or schedule furnished or to be furnished by or on behalf of AIMCO to NHP or any of its Representatives pursuant hereto contains or will contain any untrue statement of a material fact.


                                   ARTICLE VI

                                   COVENANTS

                  SECTION 6.1 Notification of Certain Matters. Each of the parties hereto shall give prompt notice to the other parties hereto of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (b) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 6.1 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  SECTION 6.2 Further Action, Reasonable Efforts; Consents and Approvals. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, certificates, qualifications and orders of, and make all filings and required submissions with, all Governmental Authorities, and all shareholders, lenders and partners of, and parties to Contracts with, AIMCO, NHP or any other Person, in each case, as are necessary or desirable for the consummation of the transactions contemplated hereby (collectively "Consents"). NHP shall, as soon as possible prior to the Closing, deliver to AIMCO copies of all Consents obtained by NHP. AIMCO shall, as soon as possible prior to the Closing, deliver to NHP copies of all Consents obtained by AIMCO. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, AIMCO and NHP shall use commercially reasonable efforts to take all such action. Prior to the Closing, each party shall use its best efforts not to take any action, or enter into any transaction, that would cause any of its representations or warranties contained in this Agreement to be untrue.

                  SECTION 6.3 Conduct of Business of NHP Pending the Closing. From the date hereof through the Closing, except as expressly permitted or contemplated by this Agreement or as set forth on Schedule 6.3 hereto, unless AIMCO shall otherwise agree in writing prior to the taking of any action prohibited by the terms of this Section 6.3, NHP and its subsidiaries shall conduct their operations and business in the ordinary and usual course of business and consistent with past practice and use reasonable efforts to keep available the services of its present officers and key employees and preserve the goodwill and business relationships with all Persons having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise expressly permitted by this Agreement, prior to the Closing, without the prior written consent of AIMCO, neither NHP nor any of its subsidiaries shall: (a) amend or modify its Organizational Documents or the Rights Agreement; (b) issue, sell, pledge or dispose of, grant or otherwise create, or agree to issue, sell, pledge or dispose of, grant or otherwise create any capital stock or other equity securities, any debt or other securities convertible into or exchangeable for any of its capital stock or other equity securities; (c) purchase, redeem or otherwise acquire or retire, or offer to purchase, redeem or otherwise acquire or retire, any of its capital stock or other equity securities (including any options with respect to any of its capital stock or other equity securities and any securities convertible or exchangeable into any of its capital stock or other equity securities) or any long-term debt; (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity securities (except the Spin-Off and dividends declared and paid by a subsidiary of NHP only to NHP or a wholly-owned subsidiary of NHP), or subdivide, reclassify, recapitalize, split, combine or exchange any of its capital stock or other equity securities; (e) incur or become contingently liable with respect to any indebtedness or guarantee any such indebtedness or issue any debt securities if, after giving effect thereto, the outstanding indebtedness of NHP and its subsidiaries exceeds the sum of (i) the amount of long-term indebtedness and the current portion of long-term indebtedness of NHP and its subsidiaries at December 31, 1996, plus (ii) $5 million (excluding any such indebtedness relating to the Mortgage Subsidiary and permitted by the proviso at the end of this Section 6.3); (f) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity; (g) mortgage or otherwise encumber or subject to any Lien, or sell, transfer or otherwise dispose of, any assets or properties that are material, individually or in the aggregate, to NHP and its subsidiaries, taken as a whole, other than Liens incurred in the ordinary course of business consistent with past practice or to secure indebtedness incurred in compliance with clause
(e), and sales and dispositions in the ordinary course of business consistent with past practice; (h) except as may be required by applicable Law, or as contemplated by this Agreement, (i) increase the compensation payable or to become payable to, or enter into any employment agreement with, its executive officers or employees, except with respect to non-executive officer employees in the ordinary course of business consistent with past practice; (ii) grant any severance or termination pay to any director, executive officer or employee of NHP or any subsidiary of NHP, except with respect to non-executive officer employees in the ordinary course of business or pursuant to existing NHP Benefit Plans; or (iii) enter into any severance agreement with any director, executive officer or employee except with respect to non-executive officer employees in the ordinary course of business; or (iv) establish, adopt, enter into, terminate, withdraw from or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining agreement, any stock option plan, or any employee benefit plan or policy; (i) take any action, other than reasonable actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including Tax accounting policies, procedures and elections relating to Taxes that would apply to NHP, AIMCO or the Surviving Corporation after the Merger), except as may be required by generally accepted accounting principles, or settle any material Audit or, except as required by Law, amend in any material respect any material Tax Return; or (j) authorize any of, or commit or agree to take any of, the foregoing actions; provided, however, that the Mortgage Subsidiary may acquire any assets, businesses or entities, and NHP may incur indebtedness on behalf of the Mortgage Subsidiary, if, after giving effect to the Spin-Off, NHP and its other subsidiaries would not have any liabilities or obligations relating thereto.

                  SECTION 6.4 Conduct of Business of AIMCO Pending the Closing. From the date hereof through the Closing, except as expressly permitted or contemplated by this Agreement, unless NHP shall otherwise agree in writing prior to the taking of any action prohibited by the terms of this
Section 6.4, AIMCO and its subsidiaries shall conduct their operations and business in the ordinary and usual course of business and consistent with past practice and use reasonable efforts to keep available the services of its present officers and key employees and preserve the goodwill and business relationships with all Persons having business relationships with it.

                  SECTION 6.5  Access to Information.

                           (a) From the date hereof to the Effective Time, each
of AIMCO and NHP shall (and shall cause their respective subsidiaries and Representatives to) afford the Representatives of the other party reasonable access at all reasonable times to its officers, employees, agents, properties, offices, plants and other facilities, books, records and Tax Returns, and shall furnish such Representatives with all financial, operating and other data and information as may be reasonably requested.

                           (b)  All information provided by AIMCO or NHP
pursuant to this Agreement shall be subject to the AIMCO Confidentiality Agreement or the NHP Confidentiality Agreement, respectively.

                  SECTION 6.6  No Solicitation.

                           (a)  NHP shall not, nor shall it permit any of its
subsidiaries, or any of their Representatives (including, without limitation, any investment banker, attorney or accountant retained by NHP or a subsidiary of NHP), directly or indirectly, to, (i) initiate, solicit or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of assets representing a substantial portion of the assets of NHP and its subsidiaries, taken as a whole, sale of shares of capital stock (other than to NHP or a subsidiary of NHP), including, without limitation, by way of a tender offer or exchange offer by any person (other than NHP or a subsidiary of NHP) for shares of capital stock of NHP, other than the Transactions (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide to any person or entity any non-public information or data relating to NHP or any subsidiary of NHP for the purposes of, or otherwise cooperate with or assist or participate in, facilitate or encourage, any inquiries or the making of any Acquisition Proposal, (iii) agree to, approve or recommend any Acquisition Proposal, or (iv) take any other action inconsistent with the obligations and commitments assumed by NHP pursuant to this Section 6.6; provided, however, that nothing contained in this Agreement shall prevent NHP or its Board of Directors from (A) furnishing nonpublic information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal to NHP or its stockholders, if and only to the extent that (1) the Board of Directors of NHP, by action of a majority of the entire Board of Directors of NHP, or by the Board of Directors with the approval of its Independent Committee, determines in good faith (after consultation with outside legal counsel) that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law, and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Board of Directors of NHP receives from such person or entity an executed confidentiality agreement with terms no less favorable to such party than those contained in the NHP Confidentiality Agreement; or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or making any other public disclosure that, in the opinion of NHP's counsel, is required by applicable law, rule or regulation; provided, that prior to making any such other public disclosure NHP shall to the extent reasonably practicable inform AIMCO that it intends to make such disclosure and consult with AIMCO regarding the necessity for such disclosure. NHP will immediately cease and cause to be terminated any existing activities, discussions or negotiations by NHP or its Representatives with any parties conducted heretofore with respect to any of the foregoing.

                           (b)  NHP shall (i) promptly notify AIMCO in writing
after receipt by NHP (or its Representatives) of any Acquisition Proposal or any inquiries indicating that any person is considering making or wishes to make an Acquisition

Proposal, (ii) promptly notify AIMCO in writing after receipt of any request for nonpublic information relating to it or any of its subsidiaries or for access to its or any of its subsidiaries' properties, books or records by any person that, to NHP's knowledge, may be considering making, or has made, an Acquisition Proposal and (iii) keep AIMCO advised of the status and principal financial terms of any such Acquisition Proposal, indication or request.

                  SECTION 6.7  Stockholder Meetings.

                           (a)  NHP shall take all action necessary, in
accordance with the DGCL and NHP's Organizational Documents, to call a meeting of its stockholders (the "NHP Meeting") to be held as promptly as practicable for the purpose of considering and voting upon this Agreement and the Merger. The vote required for such approval shall be the affirmative vote of the holders of 66-2/3% of the outstanding shares of NHP Common Stock that is not owned (within the meaning of Section 203 of the DGCL) by AIMCO (the "NHP Stockholder Approval"). The Board of Directors of NHP shall recommend that the stockholders of NHP approve this Agreement and the Merger; provided, that the Board of Directors of NHP, by action of a majority of the entire Board of Directors of NHP, or by the Board of Directors with the approval of its Independent Committee, may withdraw such recommendation if such Board of Directors determines in good faith, after receipt of an Acquisition Proposal and after consultation with outside legal counsel, that the withdrawal of such recommendation is necessary for such Board of Directors to comply with its fiduciary duties under applicable law. AIMCO shall vote or cause to be voted all of the shares of NHP owned by it and its Affiliates in favor of adoption of this Agreement.

                           (b)  AIMCO shall take all action necessary, in
accordance with the Maryland General Corporation Law and AIMCO's Organizational Documents, to call a meeting of its stockholders (the "AIMCO Meeting") to be held as promptly as practicable for the purpose of seeking the AIMCO Stockholder Approval. The Board of Directors of AIMCO shall recommend that the stockholders of AIMCO vote in favor of the matters that are the subject of the AIMCO Stockholder Approval.

                  SECTION 6.8 Registration Statements and Joint Proxy State-ment/Prospectus.

                           (a)  As promptly as practicable after the execution
of this Agreement, (i) AIMCO and NHP shall prepare and file with the SEC a joint proxy statement relating to the NHP Meeting and the AIMCO Meeting to be held in connection with the Transactions (together with any amendments thereof or supplements thereto, the "Proxy Statement/Prospectus"), (ii) AIMCO shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "AIMCO Registration Statement"), in which the Proxy Statement/Prospectus shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of AIMCO Common Stock to be issued pursuant to the Merger, and (iii) NHP shall cause the Mortgage Subsidiary to prepare and file with the SEC a registration statement on an appropriate form (together with any amendments thereof or supplements thereto, the "MS Registration Statement"), in which the Proxy Statement/Prospectus shall be included, in connection with the registration under applicable Federal securities laws, rules and regulations of the shares of Mortgage Sub Stock to be distributed pursuant to the Rights and the Rights Agreement. Each of AIMCO and NHP (i) shall cause the Proxy State-ment/Prospectus, the AIMCO Registration Statement and the MS Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder, (ii) shall use commercially reasonable efforts to have or cause the AIMCO Registration Statement and the MS Registration Statement to become effective as promptly as practicable, and (iii) shall take any and all action required under any applicable Federal or state securities laws in connection with the issuance of shares of AIMCO Common Stock and Mortgage Sub Stock pursuant to the Merger. AIMCO and NHP shall furnish to the other all information concerning AIMCO and NHP as the other may reasonably request in connection with the preparation of the documents referred to herein. As promptly as practicable after the AIMCO Registration Statement and the MS Registration Statement shall have become effective, each of AIMCO and NHP shall mail the Proxy Statement/Prospectus to its respective stockholders.

                           (b)  The information supplied by each of AIMCO and
NHP for inclusion in the AIMCO Registration Statement and the MS Registration Statement and the Proxy Statement/Prospectus shall not (i) at the time the AIMCO Registration Statement is declared effective, (ii) at the time the MS Registration Statement is declared effective, (iii) at the time the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to the stockholders of AIMCO or NHP, (iv) at the time of the NHP Meeting, (v) at the time of the AIMCO Meeting, or (vi) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to NHP, any subsidiary of NHP, AIMCO, any subsidiary of AIMCO, or their respective officers or direc-tors, should be discovered by such party which should be set forth in an amendment or a supplement to the AIMCO Registration Statement, the MS Registration Statement or the Proxy Statement/Prospectus, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

                  SECTION 6.9 Letters of Accountants. AIMCO and NHP shall use commercially reasonable efforts to cause to be delivered to the other "comfort" letters of Ernst & Young LLP, AIMCO's independent public accountants, and of Arthur Andersen LLP, NHP's independent public accountants, respectively, in each case, dated and delivered on the date on which the AIMCO Registration Statement shall become effective, on the date on which the MS Registration Statement shall become effective and as of the Effective Time, and addressed to the boards of directors of AIMCO and NHP, in form and substance reasonably satisfactory to the other and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                  SECTION 6.10 Accelerations. Except as contemplated by this Agreement, NHP shall take or forbear from taking such action as may be reasonably necessary and within its control to insure that the Transactions shall not constitute a change in ownership or control (or other similar event accelerating or triggering changes to benefits or the terms of any contract, agreement or arrangement (other than any NHP Benefit Plan) material to NHP and its subsidiaries, taken as a whole (a "Triggering Event")), for purposes of any such contract, agreement or arrangement under which any such change in ownership or control (or other Triggering Event) may be avoided by action or inaction, as the case may be, by NHP or any of its officers or directors.

                  SECTION 6.11 Public Announcements. At all times at or before the Closing, neither NHP nor AIMCO shall issue or make, directly or indirectly, any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other; provided, however, that NHP and AIMCO may, without the prior written consent of the other, issue or make, directly or indirectly, any report, statement or release required by Law, its fiduciary obligations or any listing agreement or arrangement to which such Person is a party with a national securities exchange if the other parties to this Agreement are so notified as soon as possible in advance of such report, statement or release.

                  SECTION 6.12 Blue Sky. AIMCO shall use its best efforts to obtain prior to the Effective Time all approvals or permits required to carry out the transactions contemplated hereby under applicable Blue Sky Laws in connection with the issuance of shares of AIMCO Common Stock in the Merger and as contemplated by this Agreement; provided, however, that with respect to such qualifications neither AIMCO nor NHP shall be required to register or qualify as a foreign corporation or to take any action which would subject it to general service of process or taxation in any jurisdiction where any such entity is not now so subject.

                  SECTION 6.13 NYSE Listing. AIMCO shall promptly prepare and submit to the NYSE listing applications covering the shares of AIMCO Common Stock to be issued in the Merger, and shall use its best efforts to cause such shares to be approved for listing and trading on the NYSE prior to the Effective Time, subject to official notice of issuance.

                  SECTION 6.14 Affiliates. Within 30 days after the date of this Agreement, (a) NHP shall deliver to AIMCO a letter identifying all persons who may be deemed to be affiliates of NHP under Rule 145 of the Securities Act as of the record date for the NHP Meeting (the "Rule 145 Affiliates") and (b) NHP shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and shall use commercially reasonable efforts to obtain from each person identified in such letter a written agreement, substantially in the form of Exhibit A hereto (a "Rule 145 Affiliate Agreement"). Prior to the Effective Time, AIMCO shall execute and deliver a Registration Rights Agreement in the form of Exhibit B hereto (the "Registration Rights Agreement").

                  SECTION 6.15 Indemnification with Respect to the Registration Statement.

                           (a)  Each party hereto shall (i) indemnify (in such
role, an "Indemnifying Party") and hold harmless each other party and their respective directors, officers and controlling persons (an "Indemnified Party") against any and all loss, liability, claim, damage and expense whatsoever to which an Indemnified Party may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of any untrue statement or alleged untrue statement of a material fact contained in the AIMCO Registration Statement, the MS Registration Statement or the Proxy Statement/Prospectus, or any amendment or supplement thereto, or any preliminary Proxy Statement/Prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) will reimburse the Indemnified Party for any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) NHP shall be liable under this Section 6.15 only for information relating to NHP included or incorporated by reference in the AIMCO Registration Statement, the MS Registration Statement or Proxy Statement/Prospectus, (ii) AIMCO and Merger Sub shall be liable under this Section 6.15 only for information relating to AIMCO and Merger Sub included or incorporated by reference in the AIMCO Registration Statement, the MS Registration Statement or Proxy Statement/Prospectus, and (iii) no Indemnifying Party will be liable in any such case under this Section 6.15 to the extent that any such loss, claim, damage, liability or action arises out of any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Indemnifying Party by or on behalf of such Indemnified Party specifically for use therein.

                           (b)  Promptly after receipt by an Indemnified Party
under this Section 6.15 of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under this Section 6.15, promptly notify the Indemnifying Party in writing of the claim or the commencement of that action; provided, however, that the failure to notify or a delay in notifying the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under this Section 6.15 except to the extent that such Indemnifying Party is prejudiced thereby. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party under this Section 6.15 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (ii) such Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party and in the reasonable judgment of such counsel it is advisable for such Indemnified Party to employ separate counsel or (iii) the Indemnifying Party has failed to assume the defense to such claim or action and employ counsel reasonably satisfactory to the Indemnified Party, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim or action on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties. Each Indemnified Party, as a condition of the indemnity agreements contained herein shall use its best efforts to cooperate with the Indemnifying Party in the defense of any such claim or action. The Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment in favor of the plaintiff in any such claim or action, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

                  SECTION 6.16 Spin-Off. Prior to the Closing Date, NHP shall distribute to all NHP stockholders of record as of a date prior to the Closing Date one Right for each share of NHP Stock held by each NHP stockholder as of such date. Prior to the Effective Time, NHP shall contribute cash to the Mortgage Subsidiary, forgive indebtedness of the Mortgage Subsidiary, or any combination of the foregoing, in an aggregate amount equal to NHP's best estimate (which shall be subject to the prior approval of AIMCO, which approval shall not be unreasonably withheld) of the amount, if any, by which (x) NHP's Free Cash Flow for the period from February 1, 1997 until the earlier of the Effective Time or the Maturity Time, exceeds (y) NHP's Transaction Costs for such period. NHP and AIMCO shall use commercially reasonable efforts to obtain the consent of The First National Bank of Boston to the Spin-Off.

                  SECTION 6.17 Consent to Certain Transactions. NHP hereby consents to a Change of Control Transaction (as defined in Section 1.3 of the Right of First Refusal Agreement) involving AIMCO or any of its subsidiaries or affiliates pursuant to the Real Estate Acquisition Agreement, provided that (a) the Real Estate Acquisition Agreement is entered into on or prior to May 31, 1997, (b) such agreement is delivered to NHP, and (c) such consent shall not become effective until 5:00 p.m., Eastern Time, on May 3, 1997.

                  SECTION 6.18 Directors' and Officers' Indemnification and Insurance.

                           (a) From and after the Effective Time, the Surviving
Corporation shall, and AIMCO shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former officers and directors of NHP (the "Indemnified Officers/Directors") against all losses, expenses (including attorneys fees), claims, damages, liabilities or amounts ("Losses") that are paid in settlement (provided that such settlement has been approved by AIMCO, such approval not to be unreasonably withheld) of, or otherwise in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was a director or officer of NHP and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the Transactions), in each case, to the full extent permitted under the DGCL and NHP's certificate of incorporation and bylaws (to the extent permitted by applicable law) as in effect on the date of this Agreement. The Surviving Corporation shall pay any expenses in advance of the final disposition of any such Claim to each of the Indemnified Officers/Directors to the fullest extent permitted under the DGCL upon receipt from any of the Indemnified Officers/Directors to whom expenses are advanced of any undertaking to repay such advances required under the DGCL. The Surviving Corporation shall cooperate in the defense of any such matter.

                           (b)  The Surviving Corporation shall, and AIMCO
shall cause the Surviving Corporation to, keep in effect provisions in its certificate of incorporation and bylaws providing for exculpation of director liability and its indemnification of the Indemnified Officers/Directors to the fullest extent permitted under the DGCL, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the right of indemnification of the Indemnified Officers/Directors.

                           (c)  For a period of three years after the Effective
Time, the Surviving Corporation shall, and AIMCO shall cause the Surviving Corporation to, maintain in effect the current policies of directors' and officers' liability insurance maintained by NHP covering persons who are currently covered by NHP's officers' and directors' liability insurance policies with respect to actions or omissions occurring at or prior to the Effective Time, a true and correct summary of which is set forth on Schedule 6.18, to the extent that such policies are available; provided, that policies of at least the same coverage containing terms and conditions which are no less advantageous to the insureds may be substituted therefor.

                           (d)  From and after the Effective Time, AIMCO agrees
to indemnify, defend and hold harmless the Indemnified Officers/Directors against all Losses that are paid in settlement (provided that such settlement has been approved by AIMCO, such approval not to be unreasonably withheld) of, or otherwise in connection with, a Claim based in whole or in part on the fact that such Person is or was a director or officer of NHP and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the Transactions), in each case to the fullest extent permitted by applicable Law and whether or not the Surviving Corporation is permitted by applicable Law to provide any indemnity with respect to such Losses. AIMCO shall pay any expenses in advance of the final disposition of any such Claim to each of the Indemnified Officers/Directors to the fullest extent permitted by applicable Law. AIMCO shall cooperate in the defense of any such matter.

                           (e)  The provisions of this Section 6.18 shall
survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Officers/Directors.

                  SECTION 6.19  NHP Employees.

                           (a)  In the event that any employee of the Surviving
Corporation or one of its subsidiaries is at any time after the Effective Time transferred to AIMCO or any affiliate of AIMCO or becomes a participant in an employee benefit plan, program or arrangement maintained by or contributed by AIMCO or any affiliate of AIMCO, AIMCO shall cause such plan, program or arrangement to treat the prior service of such employee with NHP and its subsidiaries, to the extent prior service is generally recognized under the comparable plan, program or arrangement of NHP, as service rendered to AIMCO or such affiliates for purposes of eligibility, vesting or entitlement to early retirement benefits, vacation time or severance benefits under such plans.

                           (b)  At the request and direction of AIMCO, NHP
shall give any notices required by the U.S. Worker Adjustment and Retraining Notification Act of 1988, as amended ("WARN Act"), or any similar state law or regulation.

                  SECTION 6.20 Directors. In the event of any vacancy in the Board of Directors of NHP arising after the date of this Agreement and after the Initial

Closing (as defined in the Stock Purchase Agreement), NHP shall cause an individual designated by AIMCO to fill such vacancy, and if such vacancy resulted from the death, removal or resignation of any director who served as a member of any committee of NHP's Board of Directors (other than the Independent Committee) or any board of directors of a subsidiary of NHP, then NHP shall cause AIMCO's designee to be appointed to such committee or board of directors, as the case may be. AIMCO shall not, until the earlier of the Effective Time or the termination of this Agreement, take any action to remove from office as a director of NHP any member of the Independent Committee, or increase the number of NHP directors from that in effect as of the date hereof.

                  SECTION 6.21 Financing. AIMCO agrees that it will obtain all financing necessary to consummate the Merger and the transactions contemplated hereby in accordance with the terms and conditions specified in this Agreement.

                  SECTION 6.22 Separation Agreement. Prior to the Effective Time, NHP shall, and shall cause the Mortgage Subsidiary to, enter into a separation agreement providing for the Mortgage Subsidiary to assume all liabilities of NHP relating to the business and operations of the Mortgage Subsidiary and to indemnify NHP for, and hold NHP harmless from, such liabilities and all expenses, costs and losses related thereto, all on terms reasonably acceptable to AIMCO.


                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

                  SECTION 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the following conditions:

                           (a)  All consents, approvals and action of any
Governmental Authority (including, without limitation, the U.S. Department of Housing and Urban Development) required to permit the consummation of the Transactions shall have been obtained or made, free of any condition that would have a Material Adverse Effect on either AIMCO or NHP.

                           (b)  No action shall have been taken, and no
statute, rule, regulation, executive order, judgment, decree, or injunction (other than a temporary restraining order) shall have been enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court of competent jurisdiction or Governmental Authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement (each party agreeing to use its commercially reasonable efforts to avoid the effect of any such statute, rule, regulation or order or to have any such order, judgment, decree or injunction lifted).

                           (c)  Each of the AIMCO Registration Statement and
the MS Registration Statement shall have become effective in accordance with the provisions of all applicable Federal Securities laws, rules and regulations, and no stop order suspending such effectiveness shall have been issued and remain in effect. AIMCO, NHP and/or the Mortgage Subsidiary shall have received all state securities or "blue sky" permits and other authorizations necessary to issue and distribute the AIMCO Common Stock, and distribute Mortgage Sub Stock, pursuant to this Agreement.

                           (d)  The shares of AIMCO Common Stock shall have
been approved for listing on the NYSE, subject only to official notice of issuance.

                           (e)  Any applicable waiting period under the HSR Act
shall have expired or been terminated.

                           (f)  The Effective Time shall have occurred on or
prior to December 1, 1997 (the "Outside Date").

                           (g)  AIMCO shall have received the AIMCO Stockholder
Approval.

                           (h)  NHP shall have received the NHP Stockholder
Approval.

                           (i)  The record date for the distribution of the
Rights to NHP stockholders shall have occurred.

                           (j)  The Real Estate Acquisition Agreement shall
have been entered into and neither the Stock Purchase Agreement nor the Real Estate Acquisition Agreement shall have been terminated.

                  SECTION 7.2 Conditions to Obligations of NHP to Effect the Merger. The obligations of NHP to effect the Merger are subject to the satisfaction of the following conditions, unless waived by NHP:

                           (a)  The representations and warranties of AIMCO and
Merger Sub contained herein that are qualified as to materiality shall be true and accurate, and those not so qualified shall be true and accurate in all material respects, in each case, at and as of the Effective Time with the same force and effect as though made at and as of the Effective Time (except to the extent a representation or warranty speaks specifically as of an earlier date or except as contemplated by this Agreement); provided, that any representation and warranty that is true and accurate as of the date hereof (or such earlier date as set forth above) shall be deemed to be true and accurate at and as of the Effective Time except to the extent that AIMCO or any of its subsidiaries shall have taken any voluntary action completely within the control of such person that has been the principal cause of such representation or warranty not being true and accurate; and provided, further, that the representations and warranties set forth in Section 5.9 and clause (ii) of
Section 5.8 shall be true and accurate only as of the date hereof.

                           (b)  AIMCO and Merger Sub shall have performed, in
all material respects, all obligations and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by them prior to the Effective Time.

                           (c)  AIMCO shall have delivered to NHP a
certificate, dated the Effective Time and signed by its Chairman of the Board and Chief Executive Officer or President, evidencing compliance with Sections 7.2(a) and (b).

                           (d)  NHP shall have received an opinion of Skadden,
Arps, Slate, Meagher & Flom LLP, counsel to AIMCO and Merger Sub, and an opinion of Piper & Marbury L.L.P., Maryland counsel to AIMCO, in each case, in form and substance reasonably satisfactory to NHP, addressing the matters set forth in Exhibit C-1 and Exhibit C-2, respectively.

                           (e)  DLJ shall not have withdrawn the Fairness
Opinion.

                           (f)  The Stock Purchase Agreement shall not have
been amended so as to increase the consideration payable to Demeter and Capricorn thereunder.

                  SECTION 7.3 Conditions to Obligations of AIMCO and Merger Sub to Effect the Merger. The obligations of AIMCO and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions, unless waived by AIMCO and Merger Sub:

                           (a)  The representations and warranties of NHP
contained herein that are qualified as to materiality shall be true and accurate, and those not so qualified shall be true and accurate in all material respects, in each case at and as of the Effective Time with the same force and effect as though made at and as of the Effective Time (except to the extent a representation or warranty speaks specifically as of an earlier date or except as contemplated by this Agreement); provided, that any representation and warranty that is true and accurate as of the date hereof (or such earlier date as set forth above) shall be deemed to be true and accurate at and as of the Effective Time except to the extent that NHP and its subsidiaries shall have taken any voluntary action completely within the control of such person, that has been the principal cause of such representation or warranty not being true and accurate; and provided, further, that the representations and warranties set forth in Section 4.9 and clause (ii) of Section 4.8 shall be true and accurate only as of the date hereof.

                           (b)  NHP shall have performed, in all material
respects, all obligations and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

                           (c)  NHP shall have delivered to AIMCO a
certificate, dated the Effective Time and signed by its Chairman of the Board and Chief Executive Officer or President, evidencing compliance with Sections 7.3(a) and (b).

                           (d)  AIMCO shall have received from each Rule 145
Affiliate of NHP an executed copy of a Rule 145 Affiliate Agreement from each Rule 145 Affiliate as contemplated by Section 6.14.

                           (e)  AIMCO and Merger Sub shall have received an
opinion of Wilmer, Cutler & Pickering, counsel to NHP, and an opinion of Arent Fox Kintner Plotkin & Kahn, in each case, in form and substance reasonably satisfactory to AIMCO and Merger Sub, addressing the matters set forth in Exhibit D-1 and Exhibit D-2, respectively.


                                  ARTICLE VIII

                   TERMINATION, WAIVER, AMENDMENT AND CLOSING

                  SECTION 8.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of this Agreement, the Merger and the other Transactions by the respective stockholders of NHP and AIMCO:

                           (a)  by the mutual written consent of NHP and AIMCO;

                           (b)  by NHP or AIMCO, if (i) the Effective Time
shall not have occurred on or before the Outside Date, (ii) any Governmental Authority, the consent of which is a condition to the obligations of NHP and AIMCO to consummate the Transactions, shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful or (iii) any court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to clause
(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                           (c)  by NHP, if there has been a material breach by
AIMCO of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten Business Days following receipt by AIMCO of notice of such breach from NHP; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to NHP if NHP, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

                           (d)  by AIMCO, if there has been a material breach
by NHP of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten Business Days following receipt by NHP of notice of such breach from AIMCO; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to AIMCO if AIMCO, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

                           (e)  by AIMCO or NHP if, at the NHP Meeting
(including any adjournment or postponement thereof) called pursuant to Section
6.7 hereof, the NHP Stockholder Approval shall not have been obtained;

                           (f)  by AIMCO or NHP if, at the AIMCO Meeting
(including any adjournment or postponement thereof) called pursuant to Section
6.7 hereof, the AIMCO Stockholder Approval shall not have been obtained;

                           (g)  by NHP if (i) NHP receives an alternative
Acquisition Proposal, (ii) NHP is not then in breach of Section 6.6 or in breach of any other representation, warranty, covenant or agreement that would give rise to a failure of a condition set forth in Section 7.3(a) or 7.3(b),
(iii) NHP shall have made the payment required by Section 8.5, (iv) at least three Business Days prior to such termination, NHP shall have provided to AIMCO written notice (A) as to the material terms of any such Acquisition Proposal and (B) that the Board of Directors of NHP, in the exercise of its good faith judgment as to fiduciary duties to stockholders under applicable law, after consultation with outside legal counsel, has determined, by action of a majority of the entire Board of Directors of NHP, or by the Board of Directors with the approval of its Independent Committee, that such termination is necessary in order for such Board of Directors to comply with such duties, and
(iv) on the date of such termination, the Board of Directors of NHP determines, by action of a majority of the entire Board of Directors of NHP, or by the Board of Directors with the approval of its Independent Committee, that such termination continues to be necessary in order for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law (which determination shall be made in light of any revised proposal made by AIMCO) and NHP concurrently enters into a definitive agreement providing for the implementation of such Acquisition Proposal; and

                           (h)  by AIMCO or NHP if (i) the Real Estate
Acquisition Agreement has not been entered into by May 31, 1997, or (ii) either the Stock Purchase Agreement or the Real Estate Acquisition Agreement is terminated in accordance with its terms.

                  SECTION 8.2 Effect of Termination. In the event of termination of this Agreement by NHP or AIMCO as provided in Section 8.1 hereof, this Agreement shall forthwith become void (except Sections 6.5(b), 6.15, 8.2, 8.5, 9.1, 9.2, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 9.14 or 9.15) and
there shall be no liability on the part of NHP, AIMCO, Merger Sub or their respective officers or directors, except for any breach of a party's obligations under Sections 6.5(b), 6.15, 8.2, 8.5, 9.1, 9.2, 9.5, 9.6, 9.7,
9.8, 9.9, 9.10, 9.14 and 9.15. Notwithstanding the foregoing,no party hereto shall be relieved from liability for any willful, material breach of this Agreement.

                  SECTION 8.3 Amendment or Supplement. At any time before or after approval of this Agreement by the stockholders of NHP or AIMCO and prior to the Effective Time, this Agreement may be amended or supplemented in writing by NHP, Merger Sub and AIMCO with respect to any of the terms contained in this Agreement, except that following approval by the stockholders of NHP or AIMCO there shall be no amendment or supplement which by law requires further approval by such stockholders without such further approval by the stockholders of NHP or AIMCO, as the case may be.

                  SECTION 8.4 Extension of Time, Waiver, Etc. At any time prior to the Effective Time:

                           (a)  AIMCO may extend the time for the performance
of any of the obligations or acts of NHP, and NHP may extend the time for the performance of any of the obligations or acts of AIMCO or Merger Sub;

                           (b)  AIMCO may waive any inaccuracies in the
representations and warranties of NHP contained herein or in any document delivered pursuant hereto, and NHP may waive any inaccuracies in the representations and warranties of AIMCO contained herein or in any document delivered pursuant hereto; or

                           (c)  AIMCO may waive compliance with any of the
agreements of NHP contained herein, and NHP may waive compliance with any of the agreements of AIMCO or Merger Sub contained herein; provided, however, that no failure or delay by NHP or AIMCO in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

                  SECTION 8.5 Termination Fee. If this Agreement is to be terminated pursuant to Section 8.1(e) or 8.1(g), and if NHP is not entitled to terminate this Agreement by reason of Section 8.1(b), 8.1(c) or 8.1(f), then, in addition to any other rights or remedies that may be available to AIMCO, NHP shall promptly (and in any event within two days of receipt by NHP of written notice from AIMCO) pay to AIMCO (by wire transfer of immediately available funds to an account designated by AIMCO) a termination fee of $4.0 million; provided, however, that NHP shall not be obligated to pay such fee to AIMCO if this Agreement is terminated pursuant to Section 8.1(e) unless (i) (A) at the time of the NHP Meeting, NHP has received an alternative Acquisition Proposal, and (B) prior to the termination of this Agreement, the Board of Directors of NHP shall have withdrawn, or modified in a manner adverse to AIMCO, its approval or recommen-dation of the Merger, and (ii) within two years after the termination of this Agreement, NHP enters into a definitive agreement providing for an alternative Acquisition Proposal or an alternative Acquisition Proposal is consummated with any Person; and, provided, further, that if such termination fee becomes payable as a result of a termination pursuant to Section 8.1(e), then such termination fee shall be paid promptly following the earlier of the execution of such definitive agreement providing for an alternative Acquisition Proposal and the consummation of an alternative Acquisition Proposal, as the case may be. If this Agreement is terminated pursuant to Section 8.1(e) and
(i) prior to the termination of this Agreement, the Board of Directors of NHP shall have withdrawn, or modified in a manner adverse to AIMCO, its approval or recommendation of the Merger, and (ii) NHP is not at that time obligated to pay the termination fee pursuant to the first proviso of the preceding sentence, then NHP shall pay to AIMCO, on demand, an amount equal to the documented out-of-pocket expenses incurred by AIMCO in connection with this Agreement and the Merger, provided, that the maximum amount of such expenses that NHP is required to reimburse shall not exceed $4.0 million (which expense reimbursement shall be credited against any termination fee that subsequently becomes payable pursuant to clause (ii) of the preceding sentence).


                                   ARTICLE IX

                                 MISCELLANEOUS

                  SECTION 9.1 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law.

                  SECTION 9.2 Entire Agreement. This Agreement, including the exhibits and schedules attached hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to any party by any other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

                  SECTION 9.3 Modification; Waiver. No supplement, modification, extension, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                  SECTION 9.4 Notices. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "Notices") shall be in writing and may be given personally, by registered mail, fax or by Federal Express (or other reputable overnight delivery service):

         if to AIMCO or Merger Sub, to it at:

                           1873 South Bellaire Street, 17th Floor
                           Denver, Colorado  80222-4348
                           Attention:  Mr. Terry Considine
                           Telephone:  (303) 757-8600
                           Fax:  (303) 753-9538

                           and

                           28200 Highway 189, Building F-240
                           P.O. Box 1060
                           Lake Arrowhead, California  92352
                           Attention:  Mr. Peter K. Kompaniez
                           Telephone:  (909) 336-4821
                           Fax:  (909) 336-4826

         with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           300 South Grand Avenue, Suite 3400
                           Los Angeles, California  90071
                           Attention:  Rod A. Guerra, Esq.
                           Telephone:  (213) 687-5000
                           Fax:  (213) 687-5600
         if to NHP, to it at:

                           8065 Leesburg Pike, Suite 400
                           Vienna, Virginia 22182
                           Attention:  Mr. J. Roderick Heller III and
                                       Joel Bonder, Esq.
                           Telephone:  (703) 394-2470
                           Fax:  (703) 394-2970

         with a copy to:

                           Wilmer, Cutler & Pickering
                           2445 M Street, N.W.
                           Washington, D.C.  20037
                           Attention:  Richard W. Cass, Esq.
                           Telephone:  (202) 663-6503
                           Fax:  (202) 663-6363

or to such other address or such other person as the addressee party shall have last designated by notice to the other party. All Notices shall be deemed to have been given (i) when delivered personally, (ii) three days after being sent by registered mail, (iii) upon transmission by fax and receipt of confirmation of such transmission by the sender's fax machine, or (iv) one day after being sent by Federal Express (or other reputable overnight delivery service).

                  SECTION 9.5 Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party, except that the expenses incurred in connection with printing the Proxy Statement/Prospectus shall be paid in equal shares by NHP and AIMCO.

                  SECTION 9.6 Assignment. No party hereto shall have the right, power or authority to assign or pledge this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law, without the prior written consent of the other parties hereto.

                  SECTION 9.7 Survival. None of the representations and warranties in this Agreement or in any document or instrument delivered pursuant to this

Agreement shall survive the Merger or the termination of this Agreement pursuant to Article VIII.

                  SECTION 9.8 Severability. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

                  SECTION 9.9 Successors and Assigns; Third Parties. Subject to and without waiver of the provisions of Section 9.6, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors, assigns, heirs and legal representatives. Except as specifically set forth in Section 3.2, 3.3, 3.6, 6.15, 6.18 and 6.19, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

                  SECTION 9.10 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

                  SECTION 9.11 Interpretation; References. Any use of masculine, feminine or neuter pronouns herein shall not be limiting, but shall be construed as referring to persons of any gender, as the context may require. Any use of the singular or plural form herein shall not be limiting, but shall be construed as referring to either the plural or singular, as the context may require. References to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to an Article or a Section of this Agreement. The Article and Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

                  SECTION 9.12 Jurisdiction. The parties hereto hereby agree that any disputes arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby shall be adjudicated in a state or federal court of competent civil jurisdiction sitting in the State of Delaware and nowhere else. Each of the parties hereto hereby irrevocably submits to the jurisdiction of any such court of the purposes of any suit, civil action or other proceeding arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance of non-performance of any obligation hereunder, or any of the transactions contemplated hereby (each, a "Suit"). To the extent permitted by Law, each of the parties hereto hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that it is not subject to the jurisdiction of the above courts, that such Suit is brought in an inconvenient forum, that the venue of such Suit is improper or that it is entitled to a trial by jury.

                  SECTION 9.13 Exhibits and Schedules. All exhibits and schedules attached hereto are hereby incorporated by reference as though set out in full herein.

                  SECTION 9.14 Attorneys' Fees. In the event that any party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, reasonable attorneys' fees, charges, disbursements and the fees and costs of expert witnesses.

                  SECTION 9.15 Waiver of Jury Trial. Each party to this Agreement further waives its respective right to a jury trial of any claim or cause of action arising out of this Agreement or any dealings between any of the parties hereto relating to the subject matter of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including, without limitation, contract claims, tort claims and all other common law and statutory claims. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications to this Agreement or to any other document or agreement relating to the Transactions.

                  SECTION 9.16 Further Assurances. Each of the parties shall, without further consideration, use reasonable efforts to execute and deliver such additional documents and take such other action as the other parties, or any of them, may reasonably request to carry out the intent of this Agreement and the Transactions.

                  SECTION 9.17 Negotiation of Agreement. Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.

[signature page follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                  NHP INCORPORATED


                                  By   /s/ J. Roderick Heller, III
                                     --------------------------------
                                     Name:  J. Roderick Heller, III
                                     Title: Chairman, President and
                                              Chief Executive Officer




                                  APARTMENT INVESTMENT AND MAN-
                                  AGEMENT COMPANY


                                  By   /s/ Peter Kompaniez
                                     --------------------------------
                                     Name:  Peter Kompaniez
                                     Title: Vice Chairman




                                  AIMCO/NHP ACQUISITION CORP.


                                  By   /s/ Peter Kompaniez
                                     --------------------------------
                                     Name:  Peter Kompaniez
                                     Title: Vice President

                                  EXHIBITS TO
                          AGREEMENT AND PLAN OF MERGER
                                  dated as of
                                 April 21, 1997
                                  by and among
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY,
                          AIMCO/NHP ACQUISITION CORP.
                                      and
                                NHP INCORPORATED

                                                  INDEX
                                                  -----
EXHIBIT A                  Form of Affiliate Letter................................................... A-1

EXHIBIT B                  Registration Rights Agreement ............................................. B-1

EXHIBIT C-1                Form of Legal Opinion of Skadden, Arps,
                           Slate, Meagher & Flom LLP, Counsel to
                           AIMCO and Merger Sub.......................................................C1-1

EXHIBIT C-2                Form of Legal Opinion of Piper & Marbury
                           L.L.P., Maryland Counsel to AIMCO..........................................C2-1

EXHIBIT D-1                Form of Legal Opinion of Wilmer, Cutler
                           & Pickering, Counsel to NHP................................................D1-1

EXHIBIT D-2                Form of Legal Opinion of Arent Fox Kintner
                           Plotkin & Kahn, Special Counsel to NHP.....................................D2-1

                                                                       EXHIBIT A


                            FORM OF AFFILIATE LETTER


Apartment Investment and Management Company
1873 South Bellaire Street, 17th Floor
Denver, Colorado  80222-4348

Ladies and Gentlemen:

                  I have been advised that, as of the date of this letter agreement, I may be deemed to be an "affiliate" of NHP Incorporated, a Delaware corporation ("NHP"), as such term is defined for purposes of paragraphs (c) and
(d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

                  Pursuant to the terms of the Agreement and Plan of Merger, dated as of April 21, 1997 (the "Merger Agreement"), by and among Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), NHP and AIMCO/NHP Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of AIMCO ("Merger Sub"), Merger Sub will be merged with and into NHP (the "Merger"). Pursuant to the Merger, all of the shares of Common Stock, par value $0.01 per share, of NHP owned by the undersigned will be converted into the right to receive shares of Class A Common Stock, par value $0.01 per share, of AIMCO (the "AIMCO Common Stock"), or a combination of cash and shares of AIMCO Common Stock.

                  I represent, warrant and covenant to AIMCO that, with respect to all shares of AIMCO Common Stock received as a result of the Merger:

                  1. I shall not make any sale, transfer or other disposition of the shares of AIMCO Common Stock in violation of the Act or the Rules and Regulations.

                  2. I have carefully read this letter and the Merger Agreement and have had an opportunity to discuss the requirements of such documents and any other applicable limitations upon my ability to sell, transfer or otherwise dispose of shares of AIMCO Common Stock with my counsel or counsel for NHP.

                  3. I have been advised that the issuance of shares of AIMCO Common Stock to me pursuant to the Merger has been registered with the Commission under the Act. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of NHP, I may be deemed to have been an affiliate of NHP and the distribution by me of the AIMCO Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of shares of AIMCO

Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act or is made in conformity with Rule 145 under the Act, or (ii) in the opinion of counsel reasonably acceptable to AIMCO, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                  4. I understand that, except as provided in the Registration Rights Agreement to be entered into by AIMCO and the undersigned as contemplated by the Merger Agreement, AIMCO is under no obligation to register under the Act the sale, transfer or other disposition of shares of AIMCO Common Stock by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from such registration available.

                  5. I understand that AIMCO will give stop transfer instructions to AIMCO's transfer agents with respect to the AIMCO Common Stock and that the certificates for the shares of AIMCO Common Stock issued to me, or any substitutions therefor, will bear a legend substantially to the following effect:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRE-SENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED
         IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT,
         DATED ___________, BETWEEN THE REGISTERED HOLDER HEREOF AND __________, A COPY OF WHICH AGREEMENT IS
         ON FILE AT THE PRINCIPAL OFFICES OF             ."

                  6. I also understand that unless the transfer by me of my shares of AIMCO Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, AIMCO reserves the right to place a legend substantially to the following effect on the certificates issued to any transferee:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
         NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
         AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 UNDER
         THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR
         FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION
         THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF
         1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGIS-TRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMP-

         TION FROM THE REGISTRATION REQUIREMENTS OF THE SECU-
         RITIES ACT OF 1933."

                  It is understood and agreed that the legends set forth in paragraphs 5 and 6 above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date the undersigned acquired the Securities received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the shares of AIMCO Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) AIMCO has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to AIMCO, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of NHP as described in the first paragraph of this letter.

                  AIMCO agrees that, for a period of at least two years after the effective date of Merger, it will make publicly available the information required by, and in the manner specified by, Rule 144(c) under the Act.


                                             Sincerely,



                                             ---------------------------------
                                             Name:


Accepted this      day of                      , 1997:
             ------      ----------------------

APARTMENT INVESTMENT AND MANAGEMENT COMPANY



By:
   -----------------------------
   Name:
   Title:

                                                                       EXHIBIT B



                         REGISTRATION RIGHTS AGREEMENT


                           This REGISTRATION RIGHTS AGREEMENT (the "Agreement")
is made and entered into as of            , 1997, by and among Apartment
Investment and Management Company, a Maryland corporation ("AIMCO"), and the persons named on the signature pages hereto (each, an "Investor" and, collectively, the "Investors").

                           WHEREAS, the Investors own shares of common stock,
par value $.01 per share (the "NHP Shares"), of NHP Incorporated, a Delaware corporation ("NHP");

                           WHEREAS, in connection with the Agreement and Plan
of Merger, dated as of April 21, 1997 (the "Merger Agreement"), by and among AIMCO, NHP, and AIMCO/NHP Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of AIMCO ("Merger Sub"), Merger Sub will be merged with and into NHP and the NHP Shares will be converted into shares of AIMCO Common Stock (as defined below) and/or cash; and

                           WHEREAS, in order to induce the Investors to execute
and deliver to AIMCO the letters contemplated by Section 6.14 of the Merger Agreement, AIMCO has agreed to provide the registration rights set forth in this Agreement.

                           NOW THEREFORE, in consideration of the mutual
covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 7.  Definitions.

                           As used in this Agreement, the following terms shall
have the following meanings:

                           "Advice" shall have the meaning set forth in Section
4.

                           "Affiliate" means, with respect to any specified
person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                           "AIMCO" shall have the meaning set forth in the
introductory clauses hereof.

                           "AIMCO Common Stock" means the Class A Common Stock,
par value $0.01 per share, of AIMCO issued pursuant to the Merger Agreement, or any other shares of Capital Stock or other securities into which such shares of AIMCO Common Stock shall be reclassified or changed, including, without limitation, by reason of a merger, consolidation, exchange, reorganization or recapitalization. If the AIMCO Common Stock has been so reclassified or changed, or if AIMCO pays a dividend or makes a distribution on the AIMCO Common Stock in shares of Capital Stock or other securities, or subdivides (or combines) its outstanding shares of AIMCO Common Stock into a greater (or smaller) number of shares of AIMCO Common Stock, a share of AIMCO Common Stock shall be deemed to be such number of shares of Capital Stock and amount of other securities to which a holder of a share of AIMCO Common Stock outstanding immediately prior to such change, reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

                           "Business Day" means any day that is not a Saturday,
a Sunday or a legal holiday on which banking institutions in the State of New York are not required to be open.

                           "Capital Stock" means, with respect to any person,
any and all shares, interests, participations or other equivalents (however designated) of corporate stock issued by such person, including each class of common stock and preferred stock of such person.

                           "Delay Period" shall have the meaning set forth in
Section 2(d).

                           "Demand Notice" shall have the meaning set forth in
Section 2(b).

                           "Demand Registration" shall have the meaning set
forth in Section 2(c).

                           "Effectiveness Period" shall have the meaning set
forth in Section 2(d).

                           "Exchange Act" means the Securities Exchange Act of
1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                           "Hold-back Period" shall have the meaning set forth
in Section 3.

                           "Holder" means a person who owns Registrable
Securities and is either (i) an Investor, (ii) a person that has agreed to be bound by the terms of this Agreement as if such person were an Investor and is
(A) a person to whom an Investor has transferred Registrable Securities in a transaction not involving a public offering (e.g. pursuant to Rule "4(1-1/2)" or any similar private transfer exemption), (B) upon the death of any Investor, the executor of the estate of such Investor or such Investor's heirs, devisees, legatees or assigns or (iii) upon the disability of any Investor, any guardian or conservator of such Investor.

                           "Initial Shelf Registration" shall have the meaning
set forth in Section 2(a).

                           "Interruption Period" shall have the meaning set
forth in Section 4.

                           "Investor(s)" shall have the meaning set forth in
the introductory clauses hereof.

                           "Merger Agreement" shall have the meaning set forth
in the introductory clauses hereof.

                           "Merger Sub" shall have the meaning set forth in the
introductory clauses hereof.

                           "NHP" shall have the meaning set forth in the
introductory clauses hereof.

                           "NHP Shares" shall have the meaning set forth in the
introductory clauses hereof.

                           "person" means any individual, corporation,
partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                           "Prospectus" means the prospectus included in any
Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

                           "Registrable Securities" means shares of AIMCO
Common Stock of an Investor unless (i) such securities have previously been disposed of by a Holder pursuant to an effective Registration Statement under
Section 5 of the Securities Act, or (ii) at any time hereafter, such securities have become freely transferable without restriction under the Securities Act.

                           "Registration" means registration under the
Securities Act of the offering of Registrable Securities pursuant to the Initial Shelf Registration or a Demand Registration.

                           "Registration Period" shall have the meaning set
forth in Section 2(b).

                           "Registration Statement" means any registration
statement of AIMCO under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                           "SEC" means the Securities and Exchange Commission.

                           "Securities Act" means the Securities Act of 1933,
as amended, and the rules and regulations of the SEC promulgated thereunder.

                           "Shelf Registration" means the registration under
the Securities Act of the offering of Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC).

                           "Shelf Registration Statement" means a Registration
Statement intended to effect a Shelf Registration.

                           "underwritten registration or underwritten offering"
means a registration under the Securities Act in which securities of AIMCO are sold to an underwriter for reoffering to the public.

SECTION 8.  Initial Shelf Registration; Demand Registration.

                                    (a)  As soon as practicable, but in any
event within 90 days after the date hereof, AIMCO shall prepare and file with the SEC a Shelf Registration Statement on an appropriate form (the "Initial Shelf Registration"). AIMCO shall include in the Initial Shelf Registration all Registrable Securities with respect to which a Holder has, not later than the second day prior to the effectiveness of such Shelf Registration Statement, given AIMCO written notice of such Holder's intention to sell thereunder.
AIMCO shall use its best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as possible. If AIMCO receives written notice from a Holder after the date on which such Shelf Registration Statement has become effective that such Holder desires to include additional Registrable Securities in such Shelf Registration Statement, AIMCO shall use its best efforts to so include such additional Registrable Securities as promptly as possible, including, if required, filing an additional registration statement, either pursuant to Rule 462(b) under the Securities Act or otherwise, which registration statement shall not be counted towards determining the number of Demand Registrations to which the Holders are entitled pursuant to Section 2(b).

                                    (b)  The Holders shall have the right,
during the period (the "Registration Period") commencing on the date hereof and ending on the third anniversary hereof, by written notice (the "Demand Notice") given to AIMCO, to request AIMCO to register under and in accordance with the provisions of the Securities Act all or part of the Registrable Securities designated by such Holders; provided, that the aggregate number of Registrable Securities requested to be registered pursuant to any such Demand Notice and pursuant to all Demand Notices received pursuant to the following sentence shall be at least 300,000 shares of AIMCO Common Stock. Upon receipt of any such Demand Notice, AIMCO will promptly notify all other Holders of the receipt of such Demand Notice and allow them the opportunity to include Registrable Securities held by them in the proposed registration by submitting their own Demand Notice. The Holders as a group shall be entitled to two Demand Registrations pursuant to this Section 2(b) unless any such Demand Registration did not become effective or was not maintained effective for a period (whether or not continuous) of at least 90 days or such shorter period which shall terminate when all the Registrable Securities covered by such Demand Registra-tion have been disposed of pursuant thereto, in which case the Holders, as a group, will be entitled, in each case to one additional Demand Registration pursuant hereto.

                                    (c)  Within 20 days of the date on which
AIMCO first receives a Demand Notice pursuant to Section 2(b) hereof, AIMCO shall file with the SEC a Registration Statement on the appropriate form for the registration and sale of the total number of Registrable Securities specified in such Demand Notices in accordance with the intended method or methods of distribution specified by the Holders in such Demand Notices (a "Demand Registration"). AIMCO shall use its best efforts to cause such Registration Statement to be declared effective by the SEC within 90 days of the date of AIMCO's earliest receipt of a Demand Notice.

                                    (d)  AIMCO agrees to use commercially
reasonable efforts to keep any Registration Statement filed pursuant to this
Section 2 continuously effective and usable for the sale of Registrable Securities (i)(A) in the case of a Shelf Registration, until one year from the date hereof or, if later, 90 days from the date on which the SEC declares such Registration Statement effective, and (B) in the case of a Registration that is not a Shelf Registration, until 90 days from the date on which the SEC declares such Registration Statement effective, or (ii) until all the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement, if earlier, in either case as such period may be extended pursuant to this Section 2. Notwithstanding the foregoing, AIMCO shall have the right to delay the filing of any Registration Statement otherwise required to be prepared and filed by AIMCO pursuant to this Section 2, or to suspend the use of any Registration Statement, for a period not in excess of 60 days (a "Delay Period") if any executive officer of AIMCO determines that in such executive officer's reasonable judgment and good faith the registration and distribution of the Registrable Securities covered or to be covered by such Registration Statement would materially interfere with any pending financing, acquisition or corporate reorganization or other material transaction involving AIMCO or any of its subsidiaries or would require disclosure of any other material corporate development that AIMCO is not otherwise required to disclose. AIMCO will promptly give the Holders written notice of such determination and an approximation of the period of the anticipated delay; provided, however, that the aggregate number of days included in all Delay Periods during any consecutive 12 months shall not exceed the aggregate of (x) 150 days minus (y) the number of days occurring during the Hold-Back Periods and Interruption Periods during such consecutive 12 months. Each Holder agrees to cease all disposition efforts under such Registration Statement with respect to Registrable Securities held by such Holder immediately upon receipt of notice of the beginning of any Delay Period. AIMCO shall provide written notice to the Holders of the end of each Delay Period. AIMCO shall not be entitled to initiate a Delay Period unless it shall (i) to the extent permitted by agreements with other security holders of AIMCO, concurrently prohibit sales by such other security holders under registration statements covering securities held by such other security holders and (ii) have in place a policy that prohibits sales of securities of AIMCO by senior executive officers during such period. The time period for which AIMCO is required to maintain the effectiveness of a Registration Statement referred to above shall be extended by the aggregate number of days of all Delay Periods, Hold-Back Periods and Interruption Periods affecting such Registration, and such period and any extension thereof is hereinafter referred to as the "Effectiveness Period."

                                    (e) AIMCO shall not include any securities
that are not Registrable Securities in any Registration Statement filed pursuant to this Section 2 without the prior written consent of the Holders of a majority in number of the Registrable Securities covered by such Registration Statement. AIMCO shall not enter into any agreement granting any person (an "Other Security Holder") piggyback registration rights that would permit AIMCO securities of such Other Security Holder (or such Other Security Holder's successors or assigns) to be included on a Registration Statement filed pursuant to this Section 2 or granting any Other Security Holder piggyback rights to include such Other Security Holder's securities in any registration in which the Holders have the right to include Registrable Securities on a priority basis more favorable to such Other Security Holder than is provided to the Holders pursuant to Section 3(b). To AIMCO's knowledge, there are no agreements granting any person the right to include securities in any registration pursuant to Section 2.

                           (f)  Holders of a majority in number of the
Registrable Securities to be included in a Demand Registration pursuant to this
Section 2 may, at any time prior to the effective date of the Registration Statement in respect thereof, revoke such request by providing a written notice to AIMCO to such effect. The Holders of Registrable Securities who revoke such request shall reimburse AIMCO for all of its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement; provided, however, that, if such revocation was based on AIMCO's failure to comply in any material respect with its obligations hereunder, such reimbursement shall not be required.

SECTION 9.  Hold-Back Agreements.

                           During any Effectiveness Period, each Holder having
Registrable Securities covered by the Registration Statement to which such Effectiveness Period relates shall, if requested by the managing underwriter or underwriters in an underwritten offering by AIMCO for the account of AIMCO, agree not to effect any public sale or distribution of any securities of the same type (including any underlying securities) as the securities being offered by AIMCO (except as part of such underwritten offering or pursuant to Rule 144 or 145 under the Securities Act), during a period of up to 90 days, beginning on the effective date of each such underwritten offering (each such period, a "Hold-Back Period").

SECTION 10.  Registration Procedures.

                           In connection with the registration obligations of
AIMCO pursuant to and in accordance with Section 2 hereof (and subject to AIMCO's rights under Section 2), AIMCO will use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the Holders' intended method or methods of disposition thereof, and pursuant thereto AIMCO shall as expeditiously as possible:

                                    (a) prepare and file with the SEC a
Registration Statement for the sale of the Registrable Securities on any form for which AIMCO then qualifies or which counsel for AIMCO shall deem appropriate in accordance with such Holders' intended method or methods of distribution thereof and, subject to Section 2(d), use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

                                    (b) prepare and file with the SEC such
amendments (including post-effective amendments) to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Holders owning any Registrable Securities covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided that AIMCO shall be deemed to have complied with this clause if it has complied with Rule 158 under the Securities Act), and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

                                    (c) notify the Holders owning any
Registrable Securities covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information regarding such Holders, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by AIMCO of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                                    (d)  use commercially reasonable efforts to
obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction in the United States;

                                    (e)  furnish to the Holders disposing of
Registrable Securities covered by such Registration Statement, counsel for such Holders and each managing underwriter, if any, without charge, one conformed copy of the Registration Statement, as declared effective by the SEC, and of each post-effective amend-ment thereto, in each case, including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities covered by the Registration Statement in conformity with the requirements of the Securities Act;

                                    (f)  prior to any public offering of
Registrable Securities, use commercially reasonable efforts to register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States as the Holders disposing of Registrable Securities covered by the Registration Statement shall reasonably request in writing; provided, however, that AIMCO shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

                                    (g)  except during any Delay Period, upon
the occurrence of any event contemplated by Section 4(c)(v) above, promptly file a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                                    (h)  use commercially reasonable efforts to
cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by AIMCO are then listed or quoted;

                                    (i)  on or before the effective date of the
Registration Statement, provide the transfer agent of AIMCO for the Registrable Securities with printed certificates for the Registrable Securities in a form eligible for deposit with The Depositary Trust Company;

                                    (j)  if such offering is an underwritten
offering, make available for inspection by any Holder disposing of Registrable Securities included in such Registration Statement, any underwriter of such offering, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records and other information, pertinent corporate documents and properties of any of AIMCO and its subsidiaries (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, however, that the Records that AIMCO determines, in good faith, to be confidential shall not be disclosed to any Inspector unless (i) such Inspector signs a confidentiality agreement reasonably satisfactory to AIMCO (which shall permit the disclosure of such Records in such Registration Statement or the related Prospectus if necessary to avoid or correct a material misstatement in or material omission from such Registration Statement or Prospectus), (ii) after consultation with counsel for the applicable Inspectors, the Holders and AIMCO, the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (iii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, provided that each Holder shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to AIMCO and allow AIMCO, at AIMCO's expense, to undertake appropriate action to prevent disclosure of such Records; and

                                    (k)  if such offering is an underwritten
offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders owning a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Securities and, in such connection, (i) use its commercially reasonable efforts to obtain opinions of counsel to AIMCO and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Holders disposing of Registrable Securities), addressed to each Holder selling Registrable Securities covered by such Registration Statement and each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (ii) use commercially reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of AIMCO (and, if necessary, any other independent certified public accountants of any subsidiary of AIMCO or of any business acquired by AIMCO for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each Holder selling Registrable Securities covered by the Registration Statement (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures substantially to the effect set forth in Section 7 hereof with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

                           With respect to any Registration under Section 2
hereof, AIMCO may require each Holder disposing of Registrable Securities covered by such Registration to furnish such information regarding the Holder and such Holder's intended disposition of Registrable Securities as AIMCO may from time to time reasonably request in writing. If any such information with respect to the Holder is not furnished within a reasonable period of time after receipt of such request, AIMCO may exclude such Holder's Registrable Securities from such Registration.

                           Upon receipt of any notice from AIMCO of the
happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(iv) or 4(c)(v) hereof, each Holder shall (i) forthwith discontinue disposition of any Registrable Securities covered by such Registration Statement or Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(g) hereof, or until such Holder is advised in writing (the "Advice") by AIMCO that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an "Interruption Period") and (ii) if requested by AIMCO, deliver to AIMCO (at the expense of AIMCO) all copies then in its possession, other than permanent file copies then in its possession, of the Prospectus covering such Registrable Securities at the time of receipt of such request. No Holder shall utilize any material other than the applicable current preliminary prospectus or Prospectus in connection with the offering of Registrable Securities pursuant to Section 2 hereunder.

SECTION 11.  Registration Expenses.

                           Whether or not any Registration Statement is filed
or becomes effective, AIMCO shall pay all costs, fees and expenses incident to AIMCO's performance of or compliance with this Agreement including, without limitation, (i) all registration and filing fees, including NASD filing fees,
(ii) fees and expenses of compliance with securities or Blue Sky laws, including reasonable fees and disbursements of counsel in connection therewith,
(iii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses (including preliminary prospectuses) if the printing of prospectuses is requested by the Holders or the managing underwriter, if any), (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for AIMCO, (vi) fees and disbursements of all independent certified public accountants of AIMCO (including, without limitation, expenses of any "cold comfort" letters required in connection with this Agreement) and all other persons retained by AIMCO in connection with the Registration Statement, (vii) fees and disbursements (not in excess of $25,000 per Registration) of one counsel, other than AIMCO's counsel, selected to represent all such Holders by Holders owning a majority in number of the Registrable Securities being registered, (viii) fees and expenses customarily reimbursed or paid by issuers or selling securityholders on behalf of underwriters in underwritten offerings (other than any marketing or distribution expenses) and (ix) all other costs, fees and expenses incident to AIMCO's performance or compliance with this Agreement. Notwithstanding the foregoing, the fees and expenses of any persons (other than fees and disbursements not in excess of $25,000 per Registration of the counsel selected by Holders owning a majority in number of the Registrable Securities being registered) retained by a Holder, and any discounts, commissions or brokers' fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of the Registrable Securities by a Holder, will be payable by such Holder, and AIMCO will have no obligation to pay any such amounts.

SECTION 12.  Underwriting Requirements.

                                    (a)  Subject to Section 6(b) hereof, any
Holder shall have the right, by written notice, to specify that it intends to dispose of Registrable Securities covered by a Registration Statement pursuant to an underwritten offering.

                                    (b)  In the case of any underwritten
offering pursuant to a Shelf Registration Statement, the Holders selling securities in such underwritten offering shall select the institution or institutions that shall manage or lead the offering or placement, subject to the reasonable satisfaction of AIMCO. In the case of a Demand Registration in which an underwritten offering is specified, the Holders selling securities in such offering shall select the lead manager of such offering or placement, subject to the reasonable satisfaction of AIMCO, and AIMCO shall select the second manager of such offering or placement, subject to the reasonable satisfaction of such Holders. Any selection or other decision by Holders pursuant to this paragraph (b) shall be made by the Holders of a majority in number of the Registrable Securities to be sold pursuant to the applicable underwritten offering. No Holder shall be entitled to participate in an underwritten offering unless and until such Holder has entered into an underwriting or other agreement with such institution or institutions for such offering in such form as AIMCO and such institution or institutions shall determine.

SECTION 13.  Indemnification.

                                    (a)  Indemnification by AIMCO.  AIMCO
shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each Holder whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors and agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgment, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to AIMCO by or on behalf of such Holder expressly for use therein; provided, however, that AIMCO shall not be liable to any Holder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) having previously been furnished by or on behalf of AIMCO with copies of the Prospectus, such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities by such Holder to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; and provided, further, that AIMCO shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of AIMCO with copies of the Prospectus as so amended or supplemented, such Holder failed to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the delivery of written confirmation of the sale of Registrable Securities to the person asserting the claim from which such Losses arise.

                                    (b)  Indemnification by Holder of
Registrable Securities. In connection with any Registration Statement in which a Holder is participating, and as a condition to such participation, such Holder shall (i) furnish to AIMCO in writing such information as AIMCO reasonably requests for use in connection with any Registration Statement or Prospectus and (ii) be deemed to have agreed to indemnify, to the full extent permitted by law, AIMCO, its directors, officers, agents and employees, each Person who controls AIMCO (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon any information so furnished in writing by or on behalf of such Holder to AIMCO expressly for use in such Registration Statement or Prospectus.

                                    (c)  Conduct of Indemnification
Proceedings. If any Person shall be entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been materially prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (l) the indemnifying party agrees to pay such fees and expenses; (2) the indemnifying party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such indemnified party; or (3) the named parties to any proceeding (including impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); in which case the indemnified party shall have the right to employ counsel and to assume the defense of such claim or proceeding; provided, however, that subject to clause (3) above, the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent. The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

                           (d)  Contribution.  If the indemnification
provided for in this Section 7 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding.

                           The parties hereto agree that it would not be just
and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 7(d), an indemnifying party that is a Holder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds received by such Holder from the sale of Registrable Securities (net of all underwriting discounts and commissions) exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

SECTION 14.  Miscellaneous.

                           (a)  Notices.  All notices or communications
hereunder shall be in writing (including facsimile or similar writing), addressed as follows:

                        To AIMCO:

                              Apartment Investment and Management Company
                              1873 South Bellaire Street, 17th Floor
                              Denver, CO  80222
                              Attention:  Terry Considine

                        With a copy (which shall not constitute notice) to:

                              Skadden, Arps, Slate, Meagher & Flom, LLP
                              300 South Grand Avenue, Suite 3400
                              Los Angeles, California  90071
                              Attention: Rod A. Guerra

                        To the Holders at their respective addresses set forth on the signature pages hereto.

                        Any such notice or communication shall be deemed given
(i) when made, if made by hand delivery, (ii) one business day after being deposited with a next-day courier, postage prepaid, or (iii) three business days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other address as such party may designate in writing from time to time).

                        (b) Separability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

                        (c) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, legal representatives, successors and assigns. Except as set forth herein, neither AIMCO nor any Holder shall assign this Agreement or any rights or obligations hereunder without the prior written consent of AIMCO and the other Holders, with respect to an assignment by any Holder, or the Holders, with respect to an assignment by AIMCO; provided, that no consent of AIMCO or the other Holders shall be required for the assignment by any Holder of this Agreement or any of the rights and obligations of such Holder hereunder to any person described in clause (ii) of the definition of "Holder" to whom Registrable Securities are transferred by such Holder.

                        (d) Entire Agreement. This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof.

                        (e) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless AIMCO has obtained the written consent of Holders of at least a majority in number of the Registrable Securities then outstanding.

                        (f) Publicity. The Holders and AIMCO agree that no public release or announcement concerning the transactions contemplated hereby shall be issued by either party without the prior consent of the other party, except to the extent that the Holders or AIMCO is advised by counsel that such release or announcement is necessary or advisable under applicable law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall to the extent practicable provide the other party with an opportunity to review and comment on such release or announcement in advance of its issuance.

                        (g) Expenses. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with the execution of this Agreement shall be paid by the party incurring such costs or expenses, except as otherwise set forth herein.

                        (h) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                        (i) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more such counterparts have been signed by each of the parties and delivered to the other party.

                        (j) Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Maryland, without reference to rules relating to conflicts of law.

                        (k) Calculation of Time Periods. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                             AIMCO:

                                             APARTMENT INVESTMENT AND
                                               MANAGEMENT COMPANY




                                             By:
                                                 ------------------------------
                                                 Name:
                                                 Title:

                                             INVESTOR:


                                                 ------------------------------
                                                 Name:

                                                 Address:
                                                         ----------------------

                                                 ------------------------------

                                                 ------------------------------

                                                 ------------------------------

                                                                     EXHIBIT C-1

                            FORM OF LEGAL OPINION OF
                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP,
                        COUNSEL TO AIMCO AND MERGER SUB

                  1. Merger Sub has been duly incorporated and each of Merger Sub and AIMCO Properties, L.P. is validly existing and in good standing under the laws of the State of Delaware.

                  2. Merger Sub has the corporate power and corporate authority to enter into the Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Agreement by Merger Sub and the consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of Merger Sub.

                  3. The Agreement has been executed and delivered by Merger Sub and (assuming it has been duly authorized, executed and delivered by AIMCO and NHP) is a valid and binding obligation of AIMCO and Merger Sub, enforceable against AIMCO and Merger Sub in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) that rights to indemnification thereunder may be limited by Federal or state securities laws or the policies underlying such laws.

                  4. Neither the execution and delivery of the Agreement by AIMCO, nor the consummation by AIMCO of the transactions contemplated thereby, will (a) violate the Certificate of Incorporation or By-laws of Merger Sub, or
(b) to the best of our knowledge, without having made any independent investigation, constitute a violation of or a default under any material contract, agreement or instrument to which AIMCO, Merger Sub or any of their Material Subsidiaries is subject and which has been specifically identified to us as material by AIMCO and Merger Sub in connection with rendering such opinion. We express no opinion, however, as to whether the execution, delivery or performance by AIMCO or Merger Sub of the Agreement will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of AIMCO or Merger Sub.

                  5. Neither the execution or delivery by AIMCO or Merger Sub of the Agreement nor the consummation by AIMCO or Merger Sub of the Merger in accordance with the terms and provisions thereof will violate any Applicable Law (as hereinafter defined). "Applicable Laws" shall mean those laws, rules and regu-


                                      C1-1
lations of the State of California, the general corporate law of the State of Delaware and of the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Agreement.

                  6. No Governmental Approval (as hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of the Agreement by AIMCO or Merger Sub, except that we express no opinion with regard to the securities or Blue Sky laws of the various states. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.

                  7. The AIMCO Registration Statement has been declared effective under the Securities Act and, to the best of our knowledge, no stop order suspending the effectiveness of the AIMCO Registration Statement or preventing the use of the Proxy Statement/Prospectus has been issued.

                  8. [Unless a similar opinion is included as an exhibit in the AIMCO Registration Statement:] [Commencing with AIMCO's initial taxable year ended December 31, 1994, AIMCO was organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Code, and AIMCO's proposed method of operation, and its actual method of operation since its formation, will enable it to meet the requirements for qualification and taxation as a REIT. The qualification and taxation as a REIT depends upon AIMCO's ability to meet, through actual annual operating results, certain requirements, including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which will not be reviewed by us. Accordingly, no assurance can be given that the actual results of AIMCO's operation for any one taxable year will satisfy such requirements.]

                  9. The Proxy Statement/Prospectus, as of the date it was mailed to stockholders of AIMCO and as of the date hereof, and the AIMCO Registration Statement, as of the date of its effectiveness and as of the date hereof, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that, in each case, we express no opinion or belief as to the financial statements, schedules and other financial data included or incorporated, or deemed to be incorporated, by reference therein or excluded therefrom or any information to the extent it was furnished by or relates to NHP, and we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus or the AIMCO Registration Statement.



                                      C1-2

                  In addition, we have participated in conferences with officers and other representatives of AIMCO, representatives of the independent public accountants of AIMCO, officers and other representatives of NHP, counsel for NHP and representatives of the independent public accountants of NHP, at which the contents of the Proxy Statement/Prospectus, the AIMCO Registration Statement and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus or the AIMCO Registration Statement and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to our attention that have led us to believe that, insofar as it relates to AIMCO, the Proxy Statement/Prospectus, the AIMCO Registration Statement, in each case, as of its date and the date of the NHP Meeting, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements, schedules and other financial data included or incorporated, or deemed to be incorporated, by reference in the Proxy Statement/Prospectus or the AIMCO Registration Statement or the information included or incorporated, or deemed to be incorporated, by reference in the Proxy Statement/Prospectus or the AIMCO Registration Statement to the extent such information was furnished by or relates to NHP.


                                      C1-3

                                                                     EXHIBIT C-2

                            FORM OF LEGAL OPINION OF
                            PIPER & MARBURY L.L.P.,
                           MARYLAND COUNSEL TO AIMCO

                  1. AIMCO has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation.

                  2. AIMCO has the corporate power and corporate authority to enter into the Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Agreement by AIMCO and the consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of AIMCO.

                  3. Assuming the Agreement has been executed and delivered by an authorized officer of AIMCO, the Agreement has been executed and delivered by AIMCO.

                  4. Neither the execution and delivery of the Agreement by AIMCO, nor the consummation by AIMCO of the transactions contemplated thereby, will violate the Charter or By-laws of AIMCO.

                  5. Neither the execution or delivery by AIMCO of the Agreement nor the consummation by AIMCO of the Merger in accordance with the terms and provisions thereof will violate any Applicable Law (as hereinafter defined). "Applicable Laws" shall mean those laws, rules and regulations of the State of Maryland which, in our experience, are normally applicable to transactions of the type contemplated by the Agreement.

                  6. No Governmental Approval (as hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of the Agreement by AIMCO, except that we express no opinion with regard to the securities or Blue Sky laws of the various states. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Maryland Governmental Authority pursuant to Applicable Laws.

                  7. The AIMCO Common Stock to be issued in the Merger has been duly authorized and, upon issuance in accordance with the Agreement, will be validly issued, fully paid and nonassessable.



                                      C2-1

                                                                     EXHIBIT D-1

                            FORM OF LEGAL OPINION OF
                          WILMER, CUTLER & PICKERING,
                                 COUNSEL TO NHP

                  1. NHP and each subsidiary of NHP listed on Schedule A attached hereto has been duly incorporated and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation.

                  2. NHP has the corporate power and corporate authority to enter into the Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Agreement by NHP and the consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of NHP.

                  3. The Agreement has been executed and delivered by NHP and (assuming it has been duly authorized, executed and delivered by AIMCO and Merger Sub) is a valid and binding obligation of NHP, enforceable against NHP in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (b) that rights to indemnification thereunder may be limited by Federal or state securities laws or the policies underlying such laws.

                  4. Neither the execution and delivery of the Agreement by NHP, nor the consummation by NHP of the transactions contemplated thereby, will
(a) violate the Certificate of Incorporation or By-laws of NHP, or (b) to the best of our knowledge, without having made any independent investigation, constitute a violation of or a default under any material contract, agreement or instrument to which NHP or any of its Material Subsidiaries is subject and which has been specifically identified to us as material by NHP in connection with rendering such opinion. We express no opinion, however, as to whether the execution, delivery or performance by NHP of the Agreement will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of NHP.

                  5. Neither the execution or delivery by NHP of the Agreement nor the consummation by NHP of the Merger in accordance with the terms and provisions thereof will violate any Applicable Law (as hereinafter defined). "Applicable Laws" shall mean those laws, rules and regulations of the District of Columbia, the general corporate law of the State of Delaware and of the United States of America


                                      D1-1
which, in our experience, are normally applicable to transactions of the type contemplated by the Agreement.

                  6. No Governmental Approval (as hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of the Agreement by NHP, except that we express no opinion with regard to the securities or Blue Sky laws of the various states. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.

                  7. The MS Registration Statement has been declared effective under the Exchange Act and, to the best of our knowledge, no stop order suspending the effectiveness of the MS Registration Statement or preventing the use of the Proxy Statement/Prospectus has been issued.

                  8. Each of the Proxy Statement/Prospectus, as of the date it was mailed to stockholders of NHP and as of the date hereof, and the MS Registration Statement, as of the date of its effectiveness and as of the date hereof, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that, in each case, we express no opinion or belief as to the financial statements, schedules and other financial data included or incorporated, or deemed to be incorporated, by reference therein or excluded therefrom or any information to the extent it was furnished by or relates to AIMCO or Merger Sub, and we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus or the MS Registration Statement.

                  In addition, we have participated in conferences with officers and other representatives of NHP, representatives of the independent public accountants of NHP, officers and other representatives of AIMCO, counsel for AIMCO and representatives of the independent public accountants of AIMCO, at which the contents of the Proxy Statement/Prospectus, the MS Registration Statement and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus or the MS Registration Statement and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to our attention that have led us to believe that, insofar as it relates to NHP, the Proxy Statement/Prospectus or the MS Registration Statement, in each case, as of its date and the date of the NHP Meeting, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements, sched-


                                      D1-2
ules and other financial data included or incorporated, or deemed to be incorporated, by reference in the Proxy Statement/Prospectus or the MS Registration Statement or the information included or incorporated, or deemed to be incorporated, by reference in the Proxy Statement/Prospectus or the MS Registration Statement to the extent such information was furnished by or relates to AIMCO or Merger Sub.



                                      D1-3

                                   Schedule A


NHP Management Company
NHP-HG II, Inc.




                                      D1-4

                                                                     EXHIBIT D-2

                            FORM OF LEGAL OPINION OF
                       ARENT FOX KINTNER PLOTKIN & KAHN,
                             SPECIAL COUNSEL TO NHP

                  1. Neither the execution and delivery of the Agreement by NHP, nor the consummation by NHP of the Merger, will give to any member of the Oxford Group (as defined in the Stock Purchase Agreement) any right to terminate, not renew or amend any of the Oxford Management Contracts (as defined in the Stock Purchase Agreement) without the consent of NHP or one of its wholly owned subsidiaries.

                  2. Neither the execution and delivery of the Agreement by NHP, nor the consummation by NHP of the Merger, will constitute a violation of or a default under, any of the Oxford Management Contracts or any other Contract, agreement or instrument to which (a) NHP or any of its subsidiaries is a party, and (b) any member of the Oxford Group is party, including, without limitation, the Stock and Asset Transfer Restrictions Agreement.



                                      D2-1